UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 2)

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Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule 14a-11(c) or rule 14a-12

SMOKIN CONCEPTS DEVELOPMENT CORPORATION
(Name of Registrant as Specified In Its Charter)

_______________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SMOKIN CONCEPTS DEVELOPMENT CORPORATION
2 North Cascade Avenue, Suite 1400
Colorado Springs, CO 80903
(719) 265-5821

__________________, 2013

To Our Shareholders:

You are cordially invited to a Special Meeting of Shareholders (the “Meeting”) of Smokin Concepts Development Corporation (the “Company”) to be held  at _______________________________, Colorado Springs, CO __a.m._ on ________________________________.

The formal Notice of the Meeting and Proxy Statement describing the matters to be acted upon at the Meeting are contained in the following pages.  Shareholders also are entitled to vote on any other matters which properly come before the Meeting.

Enclosed is a proxy which will enable you to vote your shares on the matters to be considered at the Meeting even if you are unable to attend the Meeting.  Please mark the proxy to indicate your vote, date and sign the proxy and return it in the enclosed envelope as soon as possible for receipt prior to the Meeting.

WHETHER YOU OWN FEW OR MANY SHARES OF STOCK, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING EITHER BY ATTENDING IN PERSON OR BY RETURNING YOUR PROXY AS SOON AS POSSIBLE.

Sincerely,

ROBERT B. MUDD, CHAIRMAN

SMOKIN CONCEPTS DEVELOPMENT CORPORATION
2 North Cascade Avenue, Suite 1400
Colorado Springs, CO 80903
(719) 265-5821

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
AND IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING
TO BE HELD ON _________________

______________________, 2013

To the Shareholders of Smokin Concepts Development Corporation:

A Special Meeting of Shareholders (the “Meeting”) of Smokin Concepts Development Corporation, a Colorado Corporation (the “Company”) will be held at _______________________, Colorado Springs, CO _____a.m. on _________________________________________.

This Notice and Proxy Statement, the Company’s 2012 Annual Report on Form 10-K, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, and the proxy card (the “Proxy Materials”) are available on line at: www.shdenver.com. Registered shareholders may cast their vote or proxy online at: https://secure.corporatestock.com/vote.php. Online votes must be submitted by ___________________________, by 5:00pm Mountain Time.

The Meeting is held for the purpose of considering and voting upon proposals to:

1.
Approve (by a majority of disinterested shareholders) a related party transaction whereby the Company will acquire all the equity interests in Bourbon Brothers Holding Company, LLC (the “Transaction”).

2.	If Proposal One is approved, elect two directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified.
3.
If Proposal One is approved, amend our Articles of Incorporation to increase our authorized capital to 120,750,000 shares, consisting of 100,000,000 shares of common stock and 20,750,000 shares of Series A Convertible preferred stock.

4.	If Proposal One is approved, approve an increase in the number of shares reserved under the Company’s 2012 Stock Option Plan.
5.	If Proposal One is approved, amend the Articles of Incorporation to change the name of the Company to Bourbon Brothers Holding Corporation.
6.	If Proposal One is approved, amend Article V, Section 8 of our Articles of Incorporation regarding the purpose of the Company.
7.	Transact such other business as may lawfully come before the Meeting or any adjournment(s) thereof.

The Board of Directors is not aware of any other business to come before the Meeting.  Pursuant to the Company’s Bylaws, the Board of Directors has fixed the close of business on _______________________, as the record date for determination of the shareholders entitled to vote at the Meeting and any adjournments thereof.

The Company recommends the approval of all the above-listed proposals.  If you wish to attend the meeting in person and vote on the above-listed proposals, you may, but need not, fill out and return a proxy card included with this Notice and available online with the Proxy Materials.  You may also attend the meeting in person at the above-listed address and vote your shares in person at the meeting. You may also complete and sign the enclosed proxy which is solicited by the Board of Directors and to return it promptly in the enclosed envelope.  The proxy will not be used if you attend the Meeting and vote in person.  Alternatively, you may vote your shares online.

EACH SHAREHOLDER, WHETHER OR NOT HE PLANS TO ATTEND THE MEETING, IS REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD OR TO VOTE ONLINE.  ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.  ANY SHAREHOLDER PRESENT AT THE MEETING MAY REVOKE HIS PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING.  HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE MEETING.

BY ORDER OF THE BOARD OF DIRECTORS,

Robert B. Mudd, Chairman

SMOKIN CONCEPTS DEVELOPMENT CORPORATION
2 North Cascade Avenue, Suite 1400
Colorado Springs, CO 80903
(719) 265-5821

PROXY STATEMENT
SPECIAL MEETING OF SHAREHOLDERS

__________________________, 2013

To Our Shareholders:

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors of Smokin Concepts Development Corporation (the “Company”) of proxies to be used at the Special Meeting of Shareholders (the “Meeting”) to be held in the ________________________________________________________, and at any adjournments or postponements thereof.  The Meeting is being held for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders.  This Proxy Statement, the accompanying proxy card, the Company’s Form 10-K for the year ended December 31, 2012, Form 10-Q for the quarter ended June 30, 2013, Pro Forma financials, and the Notice of Special Meeting of Shareholders (collectively, the “Proxy Materials”) are first being mailed to shareholders beginning on or about ___________________.

GENERAL INFORMATION

Solicitation

The enclosed proxy is being solicited by the Company’s Board of Directors.  The costs of the solicitation will be borne by the Company.  Proxies may be solicited personally or by mail, telephone, facsimile or email by directors, officers and employees of the Company, none of whom will receive any additional compensation for such solicitations.  The Company will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in sending the proxy materials to beneficial owners of the Company’s shares.

Voting Rights and Votes Required

Holders of shares of Smokin Concepts Development Corporation common stock (the “Common Stock”) at the close of business on ________________ (the “Record Date”), are entitled to notice of, and to vote at, the Meeting.  As of the Record Date 9,629,220 shares of Company’s Common Stock were outstanding.

The presence, in person or by proxy, of holders of one-third of the shares then issued and outstanding and entitled to vote as of the Record Date constitute a quorum for the transaction of business at the Meeting.  Holders of Common Stock are entitled to one vote per share.  The presence in person or by proxy of the holders of capital stock representing at least 3,184,851 shares entitled to vote at the Meeting is required for a quorum.  In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies.  Abstentions will count towards quorum requirements.

As to the election of directors under Proposal Two, the proxy card being provided by the Board enables a shareholder to vote for the election of each of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed.  Directors are elected by a plurality of votes cast, without respect to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the other nominees being proposed is withheld.

The affirmative vote of a majority of the votes cast on the matter is required to approve Proposal Nos.  3, 4, 5, and 6.  Approval of a majority of the votes cast on Proposal No. 1 and held by disinterested shareholders is required to approve Proposal No. 1.  Similarly, Proposal Nos. 2 through 6 are each contingent on Proposal No. 1 being approved by such disinterested votes. As to these, Proposal Nos. 1, 3, 4, 5, and 6, a shareholder may:  (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” with respect to the proposal.  Abstentions and broker non-votes will not have an effect on these proposals.  Shareholders are not entitled to cumulative voting on any issue being presented to the shareholders.

The proposed corporate actions on which the shareholders are being asked to vote are not corporate actions for which shareholders of a Colorado corporation have the right to dissent under the Colorado Business Corporation Act.

Shares of Common Stock represented by all properly executed proxies received at the Company’s transfer agent by ____________________, will be voted as specified in the proxy.  Unless contrary instructions are indicated on the proxy, the shares of Common Stock represented by such proxy will be voted “FOR” the slate of directors described herein and “FOR” each of the proposals.

Management and the Board of Directors of the Company know of no other matters to be brought before the Meeting other than as described herein.  If any other matters properly are presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, the proxy holder named in the enclosed proxy intends to vote in his discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

The giving of the enclosed proxy does not preclude the right to vote in person should the shareholder giving the proxy so desire.  A proxy may be revoked at any time prior to its exercise by (i) providing notice in writing to the Company’s corporate secretary that the proxy is revoked; (ii) presenting to the Company a later-dated proxy; or (iii) by attending the Meeting and voting in person.

This Proxy Statement, the Company’s 2012 Annual Report on Form 10-K, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, and the proxy card are available on line at: www.shdenver.com. Registered shareholders may cast their vote or proxy online at: https://secure.corporatestock.com/vote.php. Online votes must be submitted by  ___________________, at 5:00pm Mountain Time.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Directors, Management and Certain Beneficial Owners

The number of shares outstanding of the Company’s Common Stock at November 8, 2013, was 9,629,220. The following table sets forth the beneficial ownership of the Company’s common and preferred stock as of November 8, 2013, by each director, director nominee and executive officer of the Company, as well as all 5% or greater beneficial owners of the Company, both before the Transaction and on a post-closing approximate basis assuming Proposal One is approved and the Transaction closes.  To the extent any of the named shareholders own derivative securities that are vested or otherwise exercisable into shares of our common stock these securities are included in the column regarding that shareholders’ common stock beneficial ownership (as required by Rule 13d-3(a)) and the material terms of such derivative securities are explained in the notes to the table.

	Amount and Nature of Beneficial Ownership Pre-Transaction (1)		Percent of Company Common Stock Pre-Transaction	Post-Transaction Basis Number of Common Shares (1)		Post-Transaction Basis Number of Preferred Shares (1)		Post-Transaction Basis Percent of Preferred Stock
Gary Tedder
2 North Cascade Ave, Suite 1400	860,362		9.00%	860,362		1,569,804		7.74%
Colorado Springs, CO 80903

J.W. Roth
2 North Cascade Ave, Suite 1400	1,018,880	(2)	10.67%	1,018,880	(2)	7,510,009	(4)	37.05%
Colorado Springs, CO 80903

David Lavigne
2 North Cascade Ave, Suite 1400	894,059	(3)	9.28%	894,059	(3)	3,385,845	(5)	16.70%
Colorado Springs, CO 80903

Accredited Members Acquisition Corp.
2 North Cascade Ave, Suite 1400	662,259		6.93%	662,259		-		0.00%
Colorado Springs, CO 80903

Robert B. Mudd
2 North Cascade Ave, Suite 1400	-		0.00%	1,114,962		1,177,352		5.81%
Colorado Springs, CO 80903

Heather Atkinson
2 North Cascade Ave, Suite 1400	-		0.00%	810,882		-		0.00%
Colorado Springs, CO 80903

All current directors, executive officers and director nomineeds as a group	3,435,560		35.96%	4,550,522		13,643,009		67.30%

(1) Calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.
(2) Includes 156,621 shares owned by his spouse and 662,259 shares owned by Accredited Members Acqusition Corp., an entity controlled by Mr. Roth and Mr. Lavigne.
(3) Includes 662,259 shares owned by Accredited Members Acqusition Corp., an entity controlled by Mr. Lavigne and Mr. Roth.
(4) Includes 3,851,605 shares owned by his spouse and direct descendants and 662,259 shares owned by Accredited Members Acqusition Corp., an entity controlled by Mr. Roth and Mr. Lavigne.
(5) Includes 155,763 shares owned by his spouse and 662,259 shares owned by Accredited Members Acqusition Corp., an entity controlled by Mr. Lavigne and Mr. Roth.

Changes in Control

Except for Proposal One set forth below, there are no arrangements known to the Company which may result in a change in control of the Company.

MANAGEMENT

The table below sets forth the names, titles, and ages of the members of the Company’s Board of Directors, director nominees and its executive officers.   Executive officers of the Company are appointed by the Board of Directors and serve for a term of one year and until their successors have been elected and qualified or until their earlier resignation or removal by the Board of Directors.  There are no family relationships among any of the directors and executive officers of the Company.  There was no agreement or understanding between the Company and any director, director nominee or executive officer pursuant to whom he was selected as an officer or director, except as described in Proposal One.

Name	Position	Age	Year Appointed as Officer or Director
Robert B. Mudd	Interim Chief Executive Officer, Interim Chief Financial Officer, Director and Director Nominee	43	2013
JW Roth	Director Nominee	50	N/A
Gary Tedder	President and Director	60	2011

Robert B. Mudd is the interim Chairman of the Board, interim Chief Executive Officer and interim Chief Financial Officer where he has held such positions since June 2013.  Mr. Mudd has over 20 years of business management experience and has served in a number of executive roles, ranging from COO to CEO. His first 15 years were spent in the technology and telecommunications industry. Mr. Mudd holds outside business interests where, most recently, he was the COO of Children’s HopeChest from January 2009 through November 2012 and COO of Accredited Members, Inc. from November 2012 through June 2013. He is a co-founder of Bourbon Brothers Holding Company, LLC and is the Manager since June 2013 and is a member of several of its related parties including Bourbon Brothers, LLC and Bourbon Brothers #14, LLC.  He is also the co-founder and CEO of the Story Company from January 2011 through today.  During the initial 60 days after his appointment to the Company’s positions in June 2013, he dedicated a minimum of 40 hours per week to the Company’s leadership roles he held.  He currently dedicates 10-20 hours per week and anticipates dedicating his full attention to the combined entity upon completion of the Transaction.  He has a bachelor’s degree in Education from the University of Louisville.

J.W. Roth served as the Company’s Chairman of the Board from inception through May 17, 2013. Mr. Roth was actively involved in all phases of the Company’s development. He is the founder of Bourbon Brothers Holding Company, LLC and several of its related party entities including Bourbon Brothers, LLC, Bourbon Brothers #14, LLC, Cathedral Peaks Capital, LLC and Roth Development Company, LLC.  Mr. Roth was Co-Chairman and CEO of Accredited Members Acquisition Corporation through July 2013 and was a founding member of Accredited Members, Inc. Mr. Roth served as a director of Disaboom, Inc. from its inception through May 2009. Since 1997 Mr. Roth has served as the as the President of JW Roth & Company, Inc., a consulting company.  Prior to founding JW Roth & Company, Mr. Roth worked in the financial sales industry for American National Insurance Company and the Prudential Insurance Company.  Additionally, Mr. Roth has worked for, and been associated with, the business development of several companies such as Fear Creek Ranches, IMI Global, Inc., CattleNetwork, Inc., Front Porch Direct, and AspenBio Pharma, Inc.

Gary Tedder is the President and a Director of the Company. Mr. Tedder worked from September 2009 to November 2011 at Accredited Members, Inc., and served as the Senior Vice President of that entity from January 2010.  Since November 2011 he has devoted substantially all of his business time to Smokin Concepts Development Corporation.  Mr. Tedder is a co-founder and member of Bourbon Brothers Holding Company, LLC and related party entities, Bourbon Brothers, LLC and 13121 Bass Pro Drive Investors, LLC. He is a member of Southern Hospitality Denver Investment, LLC. For more than ten years prior to joining Accredited Members, Inc., Mr. Tedder was self-employed as a business consultant.  Mr. Tedder has over 35 years of experience as an entrepreneur and business development director for various companies, from real estate to entertainment.

Legal Proceedings

    During the past ten years, none of the persons serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K including:  (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the SEC or the CFTC to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity.  Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director or executive officer.

Board of Directors – Composition, Qualifications and Attributes

      The Company’s Board of Directors seeks to ensure that it is composed of members whose particular experience, qualifications, attributes, and skills, when taken together, will allow the Board of Directors to satisfy its oversight obligations effectively.  Currently, the Company does not have a separate nominating committee as, to date, it does not believe that the Company as an early stage company with limited personnel, required such a committee.  However, as the Company grows, the Board may consider establishing a separate nominating committee.  As such, currently the Board of Directors as a whole is in charge of identifying and appointing appropriate persons to add to the Board of Directors when necessary.

    In identifying Board candidates it is the Board’s goal to identify persons whom it believes have appropriate expertise and experience to contribute to the oversight of a company of the Company’s nature while also reviewing other appropriate factors.

Board Leadership Structure and Role in Oversight

    The Company’s Board of Directors currently comprises two persons, being Robert B. Mudd and Gary Tedder.  Messrs. Mudd and Tedder have been actively involved in the Company, and its wholly owned subsidiary, Southern Hospitality Franchisee Holding Corporation’s (“SHFHC”), development and operations since June 2013 (as to Mr. Mudd) and inception (as to Mr. Tedder). If the Transaction described in Proposal One is approved and closed, and if the director nominees described in Proposal Two are approved, then Mr. Tedder has agreed to resign from the Board, and the Board will comprise Messrs. Roth and Mudd.

The Board of Directors is responsible for risk oversight of the Company.  Risks facing the Company include competitive, economic, operational, financial, accounting, liquidity, tax, regulatory, safety, employment, political and other risks that are attendant to early stage companies.  Risks are reported to the Board of Directors through the Company’s (and its subsidiaries’) executive officers, who are responsible for the identification, assessment and management of the Company’s risks.  However, the current members of the Board of Directors are actively involved in various aspects of the Company’s operations and thus are also charged with identifying risks. The Board of Directors regularly discusses the risks identified and reported by the Company’s executive officers and reviews with management strategies and actions to mitigate the risks and the status and effectiveness of such strategies and actions.

Meetings of the Board and Committees

    The Board of Directors met once during the Company’s fiscal year ended December 31, 2012.  The Board of Directors took action by written consent four times following the merger on November 13, 2012, between Southern Hospitality Franchisee Holding Corporation and ADI Acquisition Corp (the “Merger Transaction”). During 2013 through the date of this proxy statement, the Board of Directors took action by written consent six times.  The Company’s Board of Directors maintained regular communications throughout the year between all of the officers and directors.  The Company does not have a policy regarding board members’ attendance at annual meetings of shareholders.  As discussed in more detail below, the Company does not have standing audit, nominating or compensation committees.

Committees of the Company’s Board of Directors; Code of Ethics

    The Company does not have a separately designated audit committee or compensation committee. Instead, the entire Board as a whole acts as the Company’s audit and compensation committees.  Consequently the Company does not currently have a designated audit committee financial expert.

    The Company has not adopted a code of ethics because the board does not believe that, given the small size of the Company, its limited personnel, and the limited number of transactions the Company has engaged in, a code of ethics is warranted.

No Nominating Committee; Procedures by which Security Holders May Recommend Nominees to the Board of Directors

    The Company does not have a separately designated nominating committee.  The Company does not have such a committee because we currently believe that, given our small size, the fact that none of the members of our Board are currently considered “independent”, and because no Company securities are traded on a stock exchange, that such a committee is not currently necessary.  Unless and until the Company establishes a separate nominating committee, when a board vacancy occurs, the remaining board members will participate in deliberations concerning director nominees.  In the future the Company may determine that it is appropriate to designate a separate nominating committee of the board of directors comprised solely of independent directors.

    To date, the Board of Directors has not adopted a formal procedure by which shareholders may recommend nominees to the board of directors.   In considering candidates for membership on the Board of Directors, the Board of Directors will take into consideration the needs of the Company and its Board of Directors and the qualifications of the candidate.  With respect to potential new Board members the Board will require and/or review information such as the following:

●	The name and address of the proposed candidate;

●	The proposed candidates’ resume or a listing of his or her qualifications to be a director of the Company;

●	A description of any relationship that could affect such person’s qualifying as an independent director, including identifying all other public company board and committee memberships;

●	A confirmation of such person’s willingness to serve as a director if selected by the Board of Directors; and

●	Any information about the proposed candidate that would, under the federal proxy rules, be required to be included in the Company’s proxy statement if such person were a nominee.

Independence of the Board of Directors

Our Board of Directors currently consists of Messrs. Mudd and Tedder. If the Transaction described in Proposal One is approved by a majority of the disinterested shareholders and closed, and if the director nominees described in Proposal Two are approved, then Mr. Tedder has agreed to resign from the Board, and the Board will comprise Messrs. Roth and Mudd.  None of the directors or director nominees are considered “independent” as that term defined by Section 803A of the NYSE MKT LLC Company Guide inasmuch as each of the directors has had material relationships with the Company.  The Board considers all relevant facts and circumstances in its determination of independence of all members of the Board.

Shareholder Communication with the Board of Directors

The Company values the views of its shareholders (current and future shareholders, employees and others).  Any shareholder desiring to communicate directly with any officer or director of the Company may address correspondence to that person at our offices in Colorado Springs, Colorado.  Our office staff will forward such communications to the addressee.

Transactions with Related Persons

The Company’s Board of Directors as a whole is charged with reviewing and approving all related party transactions.  There have not been any transactions, or proposed transactions, to which the Company was or is to be a party, in which any Company director, officer, or any member of the immediate family of the aforementioned persons had or is to have a direct or indirect material interest, except those outlined below.  The following disclosure is with respect to material transactions between the Company and related parties and with respect to material transactions, except that any material transactions relating to the Transaction described in Proposal One are described under Proposal One.

1.  Effective September 1, 2011, the Company entered into a management agreement (the “Management Agreement”) with AMHC Managed Services, Inc. (“AMMS”), a subsidiary of Accredited Members Acquisition Corporation (“AMAC”). The Company’s Chairman of the Board of Directors and officers of the Company were also officers/board members of AMAC. The significant terms of the Management Agreement provide for monthly payments to AMMS in exchange for the ability of the Company to fully utilize the management expertise, financial and accounting expertise, support staff and location of AMMS, including the expertise of the position of AMMS’ Chief Financial Officer and necessary support for compliance under the securities laws with respect to any private or public reports or registration statements the Company may file. The Management Agreement term was 12 months, and required the Company to pay AMMS a monthly fee equal to $35,000 per month. Additionally, under the Management Agreement, the Company granted AMMS a warrant to purchase 330,184 shares of Company’s common stock exercisable at $0.0007 per share, exercisable for a three-year term. The value of the warrant was determined to be approximately $49,700. The amount was recorded as a prepaid asset and was amortized over the one-year term of the Management Agreement as services are performed. AMMS exercised the warrant in full in July 2012. The Management Agreement was renewed in October 2012 for an additional one-year period with terms similar to those of the 2011 Management Agreement. In connection with the renewed Management Agreement, the Company issued an additional warrant in October 2012 to AMMS to purchase 330,184 shares of the Company’s common stock at $0.0007 per share for a three-year term. The value of the warrant was determined to be approximately $49,700. The amount was recorded as a prepaid asset and is being amortized over the one-year term of the Management Agreement as services are performed, of which approximately $12,440 and $24,870 was expensed in the three and six months ended June 30, 2013. AMMS exercised the warrant in full in October 2012. On May 17, 2013, the Company amended its terms with AMMS that AMMS will not be the “Acting CFO” nor provide senior financial management services for the Company effective the same date. Further, on June 26, 2013, the Company notified AMMS that it terminated the Management Agreement effective July 31, 2013. These functions will now be handled by the Company’s interim CEO and interim CFO.

2.  The Company also paid rent and rent-related expenses to Accredited Members Acquisition Corporation (“AMAC”), a related party, on a month-to-month basis for office space at the AMAC corporate headquarters in Colorado Springs, Colorado. This arrangement began in October 2011 and terminated July 31, 2013, as the Management Service Agreement terminated. Base rental payments were approximately $3,500 per month. Related party rent expense was approximately $28,600 for the six months ended June 30, 2013, and approximately $55,000 for 2012 calendar year.

3.  On November 3, 2011, AMAC subscribed to a convertible note offering for $25,000 with the Company.  The promissory note carried a 5% interest rate, and was unsecured.  In addition, AMAC received 25,000 shares of the Company.  AMAC converted the note and accrued interest as of December 31, 2012, and received 18,715 common shares of the Company.

4.  On August 1, 2013, the Company entered into an unsecured promissory note with BBHC.  The note is for up to $200,000 with a maturity date of February 1, 2014. SCDC has received draws totaling $148,000 through November 4, 2013.  The note has a 5% interest rate which compounds monthly and is due on the maturity date of the note. The note includes terms in case of default in which the loan maybe converted to common stock of SCDC by the note holder at $0.10 a share.  The note and any unpaid interest will be forgiven if, and on the date, the Company and SCDC are able to successfully close the Transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires the Company’s directors and officers and any persons who own more than ten percent of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”).  All directors, officers and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports files.  Based solely on our review of the copies of Forms 3, 4 and any amendments thereto furnished to us during the fiscal year completed December 31, 2012, and subsequently, the Form 3s for each of Gary Tedder, David Lavigne, Steve Cominsky, J.W. Roth and Robert B. Mudd were not filed timely. Further, during the 2013 calendar year Forms 4 reporting four transactions for Mr. Lavigne and four transactions for Mr. Roth were not timely filed.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets out the compensation received for the fiscal years December 31, 2012 and 2011 in respect to each of the individuals who served as the Company’s chief executive officer at any time during the last fiscal year, as well as the Company’s most highly compensated executive officers:

				Option		All Other
Name and	Fiscal	Salary	Bonus	Awards		Compensation		Total
Principal Position	Year	($)	($)	($)		($)		($)
Gary Tedder,
President and Director (1)	2012	$125,000	$1,000	$13,420	(6)	$12,248		$151,668
	2011	$28,986	$1,000	$-		$3,062	(1)	$33,048

Steve Cominsky,
Chief Executive Officer and Director (2)	2012	$93,481	$1,000	$32,621	(5)	$5,820		$132,922
	2011	$-	$-	$-		$-		$-

JW Roth,
Chairman of the Board (3) (7)	2012	$-	$-	$13,420	(6)	$-		$13,420
	2011	$-	$-	$-		$-		$-

David Lavigne,
Secretary and Treasurer (8)	2012	$-	$-	$-		$420,250	(7)	$140,250
	2011	$-	$-	$-		$140,250	(7)	$140,250

Gerard Lewis,
Former Chairman of the Board (4)	2012	$-	$-	$-		$39,000		$39,000
	2011	$-	$-	$-		$3,250		$3,250

Rebecca Gregarek,
Former President and Director	2012	$-	$-	$-	$-	$-
	2011	$-	$-	$-	$-	$-

Kathy Sheehan,
Former Secretary-Treasurer, Chief Financial Officer and Director	2012	$-	$-	$-	$-	$-
	2011	$-	$-	$-	$-	$-

(1)	Mr. Tedder is a founder of the Company and has served as the Company’s President and a Director since October 2011 through the present.

(2)
Mr. Cominsky served as the Chief Operating Officer from June 15, 2012, through September 30, 2012.  On October 1, 2012, he became the Company’s Chief Executive Officer and also began serving as a Director. On June 20, 2013, Mr. Cominsky resigned his position as CEO and Director.

(3)
Mr. Roth is a founder of the Company and served as the Company’s Chairman from August 15, 2012, through his resignation date of May 17, 2013.  He has been a Director of the Company since its inception in August 2011 through his resignation date on May 17, 2013. He is a director-nominee, and will serve if the Transaction under Proposal One is approved, if the Transaction closes, and if he is elected under Proposal Two.

(4)	Mr. Lewis served as the Chairman of the Board from December 15, 2011, through August 15, 2012.

(5)
Upon his appointment as the Company’s Chief Executive Officer, Mr. Cominsky was granted an option to acquire 660,368 shares of Company common stock at $0.0150677 per share with 66,035 shares vesting immediately and the remaining shares vesting upon certain criteria.  Mr. Cominsky exercised 66,035 shares in March 2013.  In connection with his resignation on May 17, 2013, the Company agreed to accelerate the vesting of a portion of his options for 264,149 shares from March 2014 to June 2013. He exercised these options in a cashless exercise, and the stock certificate is being held by the Company per a lock-up agreement through March 2014.

(6)
On December 14, 2012, the Company entered into an indemnification agreement with JW Roth and Gary Tedder, both directors of the Company, for their personal risk regarding personal guarantees in favor of Southern Hospitality Franchising & Licensing, LLC (the “Franchisor”), which are the subject of a Franchise Agreement between the Franchisor and Southern Hospitality Franchisee Holding Corporation, a wholly owned subsidiary of the Company.  In addition to the indemnification agreements, the Company compensated Messrs. Roth and Tedder for their personal guarantees in the form of a warrant for 200,000 shares per director exercisable for ten years at $1.00 per share with the warrant vested immediately with a cashless exercise feature.

(7)
Mr. Roth and Mr. Lavigne are founders of AMHC Managed Services, Inc. (“AMMS”).  Mr. Roth served as the CEO through July 31, 2013, and continues to be a controlling shareholder. Mr. Lavigne serves as the Company’s CEO and CFO and is a controlling shareholder.  The fees paid by the Company to AMMS are shown under Mr. Lavigne for 2011 and 2012 in regards to AMMS for disclosure purposes.  Under these agreements for managed services, the Company paid $140,000 in cash in 2011 and granted AMMS a warrant to exercise 330,184 shares for $250.  In 2012, the Company paid $420,000 in cash and granted AMMS a warrant to exercise 330,184 shares at an exercise price of $250.

(8)	Mr. Lavigne is a founder of the Company and began serving as the Company’s Secretary and Treasurer on from its inception in August 2011. He resigned his positions as of May 17, 2013.

Compensation Discussion and Analysis

The Board of Directors acting in lieu of a compensation committee, is charged with reviewing and approving the terms and structure of the compensation of the Company’s executive officers.  To date, the Company has not retained an independent compensation committee to assist the Company review and analyze the structure and terms of the Company’s executive officers.  Moreover, throughout much of the Company’s fiscal year, the same persons serving on the Board also served as Company executive officers.

The Company considers various factors when evaluating and determining the compensation terms and structure of its executive officers, including the following:

1.	The executive’s leadership and operational performance and potential to enhance long-term value to the Company’s shareholders;
2.	The Company’s financial resources, results of operations, and financial projections;
3.	Performance compared to the financial, operational and strategic goals established for the Company;
4.	The nature, scope and level of the executive’s responsibilities;
5.	Competitive market compensation paid by other companies for similar positions, experience and performance levels; and
6.	The executive’s current salary, the appropriate balance between incentives for long-term and short-term performance.

Company management is responsible for reviewing the base salary, annual bonus and long-term compensation levels for other Company employees, and the Company expects this practice to continue going forward.  The entire Board of Directors remains responsible for significant changes to, or adoption, of new employee benefit plans.  The Company believes that as relatively new company its compensation structure is fair to its executive officers as it is intended to balance the Company’s need to minimize its overhead costs yet reward its executives for individual performance and company performance.

To date the Company has not entered into any employment agreements with any of the persons who serve (or served) as the Company’s executive officers.  Currently there are no contractual commitments in place that provide for severance payments to our executive officers or similar benefits upon a change of control transaction.

The Company believes that the compensation environment for qualified professionals in the industry in which we operate is competitive.  In order to compete in this environment, the compensation of our executive officers is primarily comprised of the following components:

●	Base salary;
●	Stock option awards and/or equity based compensation;
●	Discretionary cash bonuses; and
●	Other employment benefits.

Base Salary.  Base salary, paid in cash, is the first element of compensation to our officers.  In determining base salaries for our key executive officers, the Company aims to set base salaries at a level we believe enables us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals.  The Board of Directors believes that base salary should be relatively stable over time, providing the executive a dependable, minimum level of compensation, which is approximately equivalent to compensation that may be paid by competitors for persons of similar abilities.  The Board of Directors believes that base salaries for our executive officers are appropriate for persons serving as executive officers of public companies similar in size and complexity similar to the Company.

During the Company’s 2012 and 2011 fiscal years it paid its executive officers the following base salaries:

●	Gary Tedder was paid a base salary of $125,000 in 2011 and 2012.
●	Steve Cominsky was paid a base salary of $150,000 starting June 15, 2012 which was raised to $210,000 effective October 1, 2012.

Stock Option Plan Benefits.  The Company believes that equity based compensation helps align management and executives’ interests with the interests of our shareholders.  Our equity incentives are also intended to reward the attainment of long-term corporate objectives by our executives.  We also believe that grants of equity-based compensation are necessary to enable us to be competitive from a total remuneration standpoint.   At the present time, we have one equity incentive plan for our management and employees, the 2012 Stock Option Plan.

We have no set formula for granting awards to our executives or employees.  In determining whether to grant awards and the amount of any awards, we take into consideration discretionary factors such as the individual’s current and expected future performance, level of responsibilities, retention considerations, and the total compensation package.  The Company has granted certain of its executive officers stock options under the Company’s 2012 Stock Option Plan (being Mr. Cominsky).

Discretionary Annual Bonus.  Discretionary cash bonuses are another prong of our compensation plan.  The Board of Directors believes that it is appropriate that executive officers and other employees have the potential to receive a portion of their annual cash compensation as a cash bonus to encourage performance to achieve key corporate objectives and to be competitive from a total remuneration standpoint.

We have no set bonus formula for determining or awarding discretionary cash bonuses to our other executives or employees.  In determining whether to award bonuses and the amount of any bonuses, we have taken and expect to continue to take into consideration discretionary factors such as the individual’s current and expected future performance, level of responsibilities, retention considerations, and the total compensation package, as well as the Company’s overall performance including cash flow and other operational factors.

During fiscal 2012, we paid discretionary cash bonuses to certain of the Company’s executive officers (being Messrs. Tedder and Cominsky).  In general, the bonuses paid to these executive officers were determined by the Board.

Other Compensation/Benefits.  Another element of the overall compensation is through providing our executive officers are various employment benefits, such as the payment of a monthly allowance for health care insurance and other benefits costs.

Option Grants to Our Named Executive Officers.

In accordance with the Company’s 2012 Stock Option Plan, the Company granted certain of its executive officers stock options during the Company’s 2012 fiscal year.

The following table sets forth the outstanding equity awards for each named executive officer at December 31, 2012.  There were no equity awards granted to executive officers during 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Number of Securities
Underlying Unexercised
	Options (#)		Option	Option
			Exercise	Expiration
Name and Principal Position	Exercisable	Un-exercisable	Price ($)	Date

Steve Cominsky, CEO	66,035	594,333	$0.015	09/30/2017

In 2012, the Company granted stock options to Mr. Cominsky who was then serving as the Company’s CEO to purchase an aggregate of 660,368 shares of common stock. The Company’s CEO was granted a five-year term option to acquire 660,368 shares of Company common stock at approximately $0.015 per share with 66,035 options vesting immediately and the remaining shares vesting upon the achievement of the performance objectives determined by management, as defined. During the three months ended March 31, 2013, the CEO exercised the vested options for $995. In March 2013, the board of directors modified the stock option agreement, revising the vesting conditions of the agreement from performance objectives to a service condition. Under the revised agreement, 264,149 shares vest in March 2014 and the remaining 330,184 shares vest in March 2015. On June 20, 2013, the Company’s CEO resigned his position. In connection with his resignation, the Company agreed to accelerate the vesting of a portion of his options for 264,149 shares from March 2014 to June 2013. He exercised these options in a cashless exercise, and the stock certificate is being held by the Company per a lock-up agreement through March 2014.

Compensation of Directors

To date, the Company has not provided any of the persons serving as on its directors any separate or additional consideration for serving on the Board.

INDEPENDENT PUBLIC ACCOUNTANTS

On November 14, 2012, the Company’s Board of Directors voted to dismiss its independent registered public accounting firm, MaloneBailey, LLP, of Houston, Texas, effective November 14, 2012, and to replace them with GHP Horwath, P.C., of Denver, Colorado.  MaloneBailey, LLP has rendered an independent auditor’s report on the Company’s financial statements as of December 31, 2011 and 2010, and for the years then ended.  During the years ended December 31, 2011 and 2010 and through November 14, 2012, there were no disagreements between the Company and Malone Bailey, LLP.  with respect to its accounting principles or practices, financial statement disclosure or audit scope or procedure, which, if not resolved to the satisfaction of MaloneBailey, LLP would have caused them to make reference to the subject matter of the disagreement in connection with their report.  Further, the reports of MaloneBailey, LLP for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph describing substantial doubt about our ability to continue as a going concern.  No representatives from the Company’s new public accounting firm, GHP Horwath, P.C. are expected to attend the shareholders’ meeting.

Fees

Audit Fees.
Our independent registered public accounting firm, GHP Horwath, P.C., (“GHP Horwath”) billed us aggregate fees in the amount of approximately $25,000 for the fiscal year ended December 31, 2012 and $29,000 for the audit of fiscal year ended December 31, 2011.  These amounts were billed for professional services that GHP Horwath provided for the audit of our annual financial statements.

MaloneBailey, LLP served as Art Dimensions, Inc. independent registered public accounting firm for the period of January 1 through November 14, 2012 and for the period ended December 31, 2011.  MaloneBailey billed us aggregate fees in the amount of approximately $8,750 for the period January 1 through November 14, 2012, and approximately $13,750 for the audit of fiscal year ended December 31, 2011.

Audit-Related Fees.
None.

Tax Fees.
GHP Horwath or MaloneBailey did not bill us for any tax fees for the fiscal years ended December 31, 2012 and 2011.

All Other Fees.
GHP Horwath or Malone Bailey did not bill us for any other fees for the fiscal years ended December 31, 2012 and 2011.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information filed with it, which means that the Company can disclose important information to you by referring you to the documents containing such information. The information incorporated by reference is an important part of this proxy statement, and information filed later by us with the SEC will automatically update and supersede this information.

The Company incorporates by reference the documents listed below and, with respect to this proxy statement, any future filings that the Company makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

  •   Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC on March 8, 2013, a copy of which is included with this Proxy Statement;

  •   Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013, as to be filed with the SEC on November 14, 2013.

PROPOSAL ONE
APPROVE BY MAJORITY OF DISINTERESTED VOTE
THE ACQUISITION AGREEMENT AND THE RELATED PARTY TRANSACTION WHEREBY THE COMPANY WILL ACQUIRE
BOURBON BROTHERS HOLDING COMPANY, LLC

The Company signed a non-binding letter of intent dated August 1, 2013 (the “LOI”) with Bourbon Brothers Holding Company, LLC, a Colorado limited liability company (“BBHC”) pursuant to which the Company will acquire BBHC and issue shares of Company common stock and Series A Convertible Preferred Stock such that up to 80% of the Company’s post-transaction common shares and all of the Company’s Series A Convertible Preferred Stock will be held by the current owners of BBHC (the “Transaction”).  The Company entered into an Acquisition Agreement with BBHC on September 30, 2013, and amended the agreement on November 8, 2013.  A copy of the Acquisition Agreement and amendment are included as Exhibit A (the “Acquisition Agreement”).  No third party report, opinion or appraisal has been received from an outside party.  Rather, the Acquisition Agreement was negotiated between BBHC and the Company, and there are substantial conflicts of interest with respect to the Transaction, as further described below. There can be no assurance that the Company will successfully close under the Acquisition Agreement, as amended.

Although the issuance of a substantial number of shares in the BBHC Transaction will dilute shareholders, the Board of Directors believes that the substantially expanded business plan of BBHC will provide a broad-based platform as a strategic alternative to the Company’s current single concept of the Southern Hospitality brand.  The Company is experiencing financial issues due in part to the current Denver restaurant’s, which is 51% owned by the Company, overhead of the public company administration as well as the high cost of build outs required for each restaurant under the Southern Hospitality name.   The Company recently amended the Franchise Agreement to reduce the monthly royalty, and also terminated the Area Development Agreement with the franchisor.  The Board believes the Transaction will alleviate some of the financial pressure by sharing the administrative overhead with an expanded concept in the restaurant space as BBHC has cash on hand, credit opportunities that the Company does not have available, and will operate as a franchisor instead of a franchisee, therefore providing the Company a more efficient expansion strategy.

The material terms of the Acquisition Agreement, as amended, are:

•
The Company will issue up to 38,516,880 total shares, including 18,244,838 shares of common stock to BBHC Class B Non-Voting members and 20,272,042 shares of Series A Convertible Preferred Stock to BBHC Class A Voting Members upon closing the Transaction.  The Series A Convertible Preferred Stock to be issued in the Transaction will give the BBHC Class A Voting Members significant control over all matters submitted to a vote of shareholders.  Each share of Series A Convertible Preferred Stock has 25 votes per share. Each holder of Series A Convertible Preferred Stock has an option to convert into shares of the Company’s authorized but unissued common stock at a 1:1 ratio.

•	The Company must take all action necessary to change its name to “Bourbon Brothers Holding Corporation.”

•
Prior to the closing of the Transaction, a significant component of the Transaction involves the successful tax free spinoff of 49% of the ownership of BBSK from BBRG to BBHC’s Class A Voting and Class B Non-Voting members immediately preceding the time of the Transaction to an entity called Bourbon Brothers Investors, LLC, prior to the Transaction.

•
Prior to closing, BBHC must demonstrate to the Board that it has sufficient cash on hand in an amount satisfactory to accomplish at least the initial phases of BBHC’s business plan or, alternatively, must demonstrate that BBHC has already accomplished sufficient initial phases of BBHC’s business plan to support BBHC’s overall business objectives.

•
The Company must have entered into an amendment to its franchise agreement with the franchisor to the satisfaction of BBHC’s Managers, in their sole discretion (an amendment to the franchise agreement was entered into on September 23, 2013, and the area development agreement was terminated in its entirety).

•
The Company and BBHC must have entered into a short term working capital loan such that the Company can continue to pursue its business plan with no working capital shortfall (as of November 6, 2013, an aggregate of $148,000 has been loaned by BBHC to the Company).

•	Either the Company or BBHC can terminate the Acquisition Agreement at any time prior to closing the transaction.

•	The Acquisition Agreement and exchange ratio must be approved by the Company’s disinterested shareholders.

•	Any options, warrants or other rights to acquire BBHC Units will be assumed by the Company, applying the Exchange Ratio to such rights.

•
Debt may be incurred in connection with construction and commencement of operations for the second BBHC restaurant, and would continue in place after closing as indebtedness of BBHC or its subsidiaries. This debt could be secured by the building and assets of the second restaurant.

•
The Acquisition Agreement includes representations and warranties made by each party to the other party.  Two principals of BBHC, being JW Roth and Robert B. Mudd, are parties to the Acquisition Agreement and are jointly and severally making the representations and warranties with BBHC.

Description of BBHC Business and Structure

BBHC was formed on May 13, 2013, for the purpose of developing and managing all aspects and operating units related to a recently developed “Bourbon Brothers” brand. BBHC is a successor company to Bourbon Brothers Holding Corporation (“BBHCorp”), which was formed on March 25, 2013. BBHCorp had no operations prior to its restructuring as BBHC on May 13, 2013.

BBHC holds a license to all of trademarks and licensing rights in “Bourbon Brothers.”  The licensor and owner of the “Bourbon Brothers” trademark and licensing rights is Bourbon Brothers, LLC, (“BBLLC”), a Colorado limited liability company and an affiliate of BBHC by common ownership.

The concept of the Bourbon Brothers brand and the subsequent business plan were conceived by founder JW Roth and several co-founders.  BBHC anticipates deriving revenue from multiple business lines, all being characterized by a distinctive southern flare and exceptional quality and value.

Business Units

BBHC is the umbrella management company for all business units to encompass the executive management of all aspects of the brand.  Since inception, BBHC has devoted substantially all of its efforts to establishing its business, and planned principal operations and revenues have not commenced through November 8, 2013. Accordingly, BBHC’s activities have been accounted for as those of as a development stage enterprise and net losses through June 30, 2013, are $159,390. The following 100%-owned subsidiaries of BBHC were formed as Colorado LLCs in April 2013, and all have a December 31 fiscal year end with distinct business purposes for each:

Bourbon Brothers Restaurant Group, LLC (“BBRG”) – As of November 6, 2013, owns all of the equity of the corporate owned stores to encompass the Bourbon Brothers brands mentioned below.

BBRG owns Bourbon Brothers Southern Kitchen Colorado Springs, LLC (“BBSK” f/k/a Bourbon Brothers Smokehouse and Tavern Colorado Springs, LLC). BBSK has signed a ten-year renewable lease for the restaurant location and building at a combined monthly rental rate of approximately $32,000 per month with BBLLC.  This first location will set the standard for the brand and will establish a premium location as it is located next door to BassPro Shops with approximately 3 million visitors per year, has panoramic views of the Front Range, Pikes Peak and the Air Force Academy in the setting of a southern, farm-house estate.  BBSK is anticipated to open in late January 2014 and begin revenue producing operations at that time. Construction is nearly complete on the restaurant and is fully funded.  The general contractor is required to turn over occupancy on January 4, 2014. The furniture, fixtures and pre-opening expenses are anticipated to be approximately $1,000,000, which are fully funded.  BBSK is in negotiations with a related party, Bourbon Brothers #14, LLC, who has related members in BBHC and BBLLC, for a partial ground lease of the lot between the buildings of BBSK and BBSF for additional parking.

BBRG owns Bourbon Brothers Seafood and Chophouse Colorado Springs, LLC (“BBSF”).  BBSF has signed a 50-year ground lease from a related party, 13121 Bass Pro Drive Investors, LLC, who has related members in BBHC and BBLLC. BBSF is in negotiations with a related party, Bourbon Brothers #14, LLC, who has related members in BBHC and BBLLC, for a partial ground lease of the lot between the buildings of BBSK and BBSF for additional parking and ambiance activities. BBSF is anticipated to fund the construction of its own building, furniture, fixtures and equipment totaling $3,100,000 and is anticipated to open and begin revenue producing operations in early fall 2014.  Menu development and company formation are well underway and construction is expected to begin in February 2014.  The cost pre-opening expenses are anticipated to be approximately $400,000, which are to be fully funded by early 2014.

A significant component of the Transaction involves the successful tax free spinoff of 49% of the ownership of BBSK from BBRG to BBHC’s Class A Voting and Class B Non-Voting members immediately preceding the time of the merger to an entity called Bourbon Brothers Investors, LLC, prior to the Transaction.

Bourbon Brothers Franchise, LLC (“BBF”) – Serves as the franchisor for Bourbon Brothers to include franchise opportunities for Bourbon Brothers Southern Kitchen restaurants.  The suite of management and services that may be made available to franchisee investors include: restaurant management, franchise royalties and services and real estate opportunities through development companies, which may include a related party development company owned by JW Roth, Roth Development Company, LLC.  Any real estate transactions that may be made with a related party will be reviewed by an outside third party and issue an opinion on the possible transactions.

Bourbon Brothers Brand, LLC (“BBB”) - Manages all aspects of the Bourbon Brothers brand and anticipates establishing licensing and royalty agreements with producers of bourbon, spices, cigars and other products that fit the BBHC core brand.  It is not anticipated that BBB will directly develop these products, but rather that it will establish joint ventures to leverage the brand in partnership with pre-existing products in the market to develop complementary products. BBB may establish marketing, e-commerce, catalog sales and distribution capabilities to provide for sale of the products through the Bourbon Brothers stores and channels.

Set forth below is an organizational chart of the Bourbon Brothers entities as of November 8, 2013.

Past Contacts, Strategic Alternatives, Transactions and Negotiations.

Discussions regarding a potential transaction between BBHC and the Company commenced in August 2013. The discussions were between JW Roth, as a founder and principal owner of BBHC, and Robert Mudd, as the interim CEO and Board member of the Company.

The Company had two primary objectives as it considered strategic business objectives:

1)	Acquire access to capital required to continue to develop the business plan.

2)	Develop a strategic relationship that provided a pathway for expansion in consideration of the termination of the Area Development Agreement with the Company’s franchisor.

Prior to entering into negotiations with BBHC, the company considered the following strategic options:
1.	Initial discussions with bank lenders were undertaken. All potential options would have required personal guarantees which the company determined was not possible.

2.	The Company considered an equity raise but determined it not to be viable for the following reasons:

a.
The timeframe required to construct and execute an offering when compared to the short-term need for capital would not have provided capital resources in sufficient time to for the company to continue to develop their business plan.

b.	In light of the financial performance of the Company, it concluded that the market would respond positively to the equity offering.

3.
Extensive strategic discussion took place with the franchisor to consider options.  Ultimately, the Company negotiated a settlement that substantially reduced the franchise royalty fee beginning in January and terminated the Area Development Agreement.

Ultimately the Company determined that the most efficient course to achieve their two primary strategic, business objectives and the course that presents the highest probability of shareholder appreciation would be acquisition of BBHC under the terms stated herein.

The following describes all transactions between the Company and BBHC or any of their respective affiliates since the year beginning January 1, 2012.

Robert B. Mudd has substantial business interests in the restaurant space and real estate property related to restaurants. Mr. Mudd may continue to buy real estate, engage in real estate transactions with third parties, and then lease the space to the Company. Mr. Mudd is the sole Manager of all entities under the BBHC umbrella, and none of the entities has separately designated officers.  Prior to August 1, 2013, no compensation was paid to the Manager of any of the entities under the BBHC umbrella.  Since that date, BBHC compensates Mr. Mudd $10,000 per month for his services in his capacity of Manager.  Mr. Mudd is also the interim CEO and interim CFO of the Company.  Therefore, any negotiations regarding the Transaction have required Mr. Mudd to only negotiate on behalf of the Company, with JW Roth negotiating on behalf of BBHC.  As set forth in the chart above, Mr. Mudd holds a substantial equity interest in BBHC. He is the interim Chairman of the Board, interim Chief Executive Officer and interim Chief Financial Officer of the Company where he has held such positions since June 2013.  Mr. Mudd has over 20 years of business management experience and has served in a number of executive roles, ranging from COO to CEO. His first 15 years were spent in the technology and telecommunications industry. Mr. Mudd holds outside business interests where, most recently, he was the COO of Children’s HopeChest from January 2009 through November 2012 and COO of Accredited Members, Inc. from November 2012 through June 2013. He is a co-founder of Bourbon Brothers Holding Company, LLC and is the Manager since June 2013 and is a member of several of its related parties including Bourbon Brothers, LLC and Bourbon Brothers #14, LLC.  He is also the co-founder and CEO of the Story Company from January 2011 through today.  During the initial 60 days after his appointment to the Company’s positions in June 2013, he dedicated a minimum of 40 hours per week to the Company’s leadership roles he held.  He currently dedicates 10-20 hours per week and anticipates dedicating his full attention to the combined entity of upon completion of the Transaction.  He has a bachelor’s degree in Education from the University of Louisville.

J.W. Roth has substantial business interests in the restaurant space and real estate property related to restaurants. Mr. Roth may continue to buy real estate, engage in real estate transactions with third parties, and then lease the space to the Company.  Mr. Roth served as the Company’s Chairman of the Board from inception through May 17, 2013. Mr. Roth was actively involved in all phases of the Company’s development. He is the founder of Bourbon Brothers Holding Company, LLC and several of its related party entities including Bourbon Brothers, LLC, Bourbon Brothers #14, LLC, Cathedral Peaks Capital, LLC and Roth Development Company, LLC.  Mr. Roth was Co-Chairman and CEO of Accredited Members Acquisition Corporation through July 2013 and was a founding member of Accredited Members, Inc. Mr. Roth served as a director of Disaboom, Inc. from its inception through May 2009. Since 1997 Mr. Roth has served as the as the President of JW Roth & Company, Inc., a consulting company.  Prior to founding JW Roth & Company, Mr. Roth worked in the financial sales industry for American National Insurance Company and the Prudential Insurance Company.  Additionally, Mr. Roth has worked for, and been associated with, the business development of several companies such as Fear Creek Ranches, IMI Global, Inc., CattleNetwork, Inc., Front Porch Direct, and AspenBio Pharma, Inc.

Gary Tedder has substantial business interests in the restaurant space and real estate property related to restaurants. Mr. Tedder may continue to buy real estate, engage in real estate transactions with third parties, and then lease the space to the Company.  Mr. Tedder is the President and a Director of the Company. Mr. Tedder worked from September 2009 to November 2011 at Accredited Members, Inc., and served as the Senior Vice President of that entity from January 2010.  Since November 2011 he has devoted substantially all of his business time to Smokin Concepts Development Corporation.  Mr. Tedder is a co-founder and member of Bourbon Brothers Holding Company, LLC and related party entities, Bourbon Brothers, LLC and 13121 Bass Pro Drive Investors, LLC. He is a member of Southern Hospitality Denver Investment, LLC. For more than ten years prior to joining Accredited Members, Inc., Mr. Tedder was self-employed as a business consultant.  Mr. Tedder has over 35 years of experience as an entrepreneur and business development director for various companies, from real estate to entertainment.

David Lavigne has substantial business interests in the restaurant space and real estate property related to restaurants. Mr. Lavigne may continue to buy real estate, engage in real estate transactions with third parties, and then lease the space to the Company.  These, if any, real estate transaction may be through on the related party entities with the Company or BBHC, BBLLC, Bourbon Brothers #14, LLC, or any other company Mr. Lavigne is a member or shareholder of.  Mr. Lavigne may also deal in franchise opportunities as it relates to the Company in buying a franchise or a portion thereof.  Mr. Lavigne may also continue to be a founder, member or shareholder of a management company that may manage the Company, a subsidiary thereof, or a related party such as Cathedral Peaks Capital, LLC.  Mr. Lavigne is also the CEO and CFO of Accredited Members Acquisition Corporation and is a controlling shareholder, where the Company and BBHC has paid to present to accredited investors at conferences held by its subsidiary, Accredited Members, Inc. and previously had a managed services agreement through a different subsidiary, AMHC Managed Services, Inc.

Heather Atkinson may have business interests in the restaurant space and real property related to restaurants. Ms. Atkinson may be a member, shareholder or employee to assist to buy real estate, engage in real estate transactions with third parties, and then lease the space to BBHC.  These, if any, real estate transaction may be through the related party entities with BBHC, BBLLC, Bourbon Brothers #14, LLC, 13121 Bass Pro Drive, Investors, LLC, Roth Development Company, LLC or any other company Mr. Atkinson is a member, shareholder or employee of.  Ms. Atkinson may also continue to be a member, shareholder or employee of a management company that may manage BBHC, a subsidiary thereof, or a related party such as Cathedral Peaks Capital, LLC.

License Agreement with BBLLC.  On April 18, 2013, BBLLC and BBHC (and certain of its subsidiaries) entered into a license agreement whereby BBHC was granted the right to use the trademark “Bourbon Brothers,” federal serial number 85858267 with an application filing date of February 23, 2013. The license grants BBHC and certain affiliates a fully paid-up, nonexclusive, world-wide, perpetual, irrevocable and royalty free license to make, have made for BBHC, use, offer to sell, sell, distribute, export or import Licensed Products and the use of the trademark in the restaurant and bar industry. “Licensed Products” mean all products that incorporate, utilize or are made with the use of the trademark.

Property Lease with BBSK.  On May 29, 2013, BBSK entered into a 10-year lease with BBLLC for the real property in connection with the restaurant location in Colorado Springs located at 13021 Bass Pro Drive, Colorado Springs, Colorado, 80921.  The lease commences upon taking possession of the premises, which is currently anticipated to occur in January 2014.  Initial monthly rent is approximately $32,000 per month for the first 60 months, and thereafter subject to adjustment every 60 months. The initial monthly rent may be increased if the construction cost of the restaurant exceeds $2,000,000.  Any increase on a yearly basis will equal 11% of the construction costs in excess of $2,000,000.

Property Lease with BBSF.  On October 1, 2013, BBSK entered into a 50-year ground lease with Cathedral Peaks Capital, LLC in connection with the restaurant location in Colorado Springs located at 13121 Bass Pro Drive, Colorado Springs, CO 80920.  Cathedral Peaks Capital, LLC subsequently sold the lot on October 9, 2013, to 13121 Bass Pro Drive Investors, LLC, which at the same time the lease was assigned from Cathedral Peaks Capital, LLC to 13121 Bass Pro Drive Investors, LLC, with the original lease terms.  The lease commences upon ground breaking of the premises, which is currently anticipated to occur in January 2014.  Initial monthly rent is approximately $14,100 per month for the first 60 months, and thereafter subject to adjustment every 60 months.

Property Lease with BBSK and BBSF.  BBSK and BBSF are in negotiation to enter into a 50-year ground lease with Bourbon Brothers #14, LLC, who has related members in BBHC, BBLLC, and 13121 Bass Pro Drive Investors, LLC for a ground lease of the lot between the buildings of BBSK and BBSF for additional parking and ambiance activities.

Loan from BBLLC to BBHC. BBLLC provided a short-term non-interest bearing working capital loan of $50,000 to BBHC on May 23, 2013, which was repaid in full in July 2013.

Ownership of Real Property/Loan Guarantee with BBSK.  JW Roth, Robert B. Mudd, Gary Tedder, Steve Cominsky and David Lavigne are members of BBLLC and own the real property, including the land and building, that BBSK has a property lease for (as described above). Further, JW and Kilyn Roth both personally guaranteed the loan for the BBSK restaurant building that BBLLC owns.

The Acquisition Agreement requires approval of the material terms of the Acquisition Agreement and BBHC transaction by a majority of the votes cast by disinterested shareholders of the Company.  The Acquisition Agreement has defined “disinterested shareholders” to be those Company shareholders who have a less than 10% ownership interest in BBHC.

The Board of Directors is requesting shareholder approval of the Transaction by the “disinterested shareholders,” and the Acquisition Agreement requires such approval, because all of the Company’s current officers and directors hold significant interests in BBHC and its subsidiaries/related entities (none of the previous officers and directors of the Company own an interest in BBHC or its subsidiaries).

There are no federal or state regulatory requirements that must be obtained in connection with the transaction.

Cost of the Transaction

              The Board expects the total cost of the Transaction, including the cost of preparing, filing and mailing this proxy statement, along with the shareholder meeting, venue costs and transfer agent costs to total approximately $45,000.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR BBHC

In this Management’s Discussion and Analysis, we provide a historical and prospective narrative of BBHC’s financial condition, results of operations, liquidity and certain other factors that may affect its future results. The review of this Management’s Discussion and Analysis should be made in conjunction with BBHC’s unaudited financial statements, related notes and other financial information included elsewhere in this proxy statement.

Overview/Concept

The concept of the Bourbon Brothers brand and the subsequent business plan was conceived by founder JW Roth and several co-founders.  BBHC anticipates deriving revenue from multiple business lines, of which the primary include the Bourbon Brothers Southern Kitchen Colorado Springs, LLC which opens in January, 2014, The Bourbon Brothers Seafood and ChopHouse, LLC, which is anticipated to open in August, 2014 and the sale of Bourbon Brothers Southern Kitchen Franchise locations which is anticipated be begin in the middle of 2014.

Bourbon Brothers Southern Kitchen (“BBSK”)

Bourbon Brothers Southern Kitchen was created by BBHC and the first location will open in January of 2014 in Colorado Springs, adjacent to the newly constructed Colorado Springs Bass Pro Shops.  Bass Pro Shops open on November 21, 2013, and is anticipated to draw between 2 and 3 million customers in the first year.  Access to Bass Pro Shops is via Bass Pro Drive and BBSK sits directly in line with the access to Bass Pro Shops.

In addition to the customers driven by the traffic of the Bass Pro Development, there is also anticipated to be strong support from local consumers which have very limited upscale, casual dining options and an average household income between $85,000 and $100,000.

The 244 seat restaurant is targeted to produce $5MM in annual revenue and achieve earnings of approximately 17%.  The average ticket is anticipated to be between $14 and $16 during the week and approximately $19 on the weekend, with the inclusion of a buffet brunch.

Both the revenue and earnings have been benchmarked against three comparable concepts in the same general area that do not have the benefit of the traffic demographics as a result of the location of BBSK.

BBSK Colorado Springs is leasing the building from BBLLC and the construction is nearly 70% complete as of November 8, 2013.

The financing of BBSK was achieved by and equity offering by BBHC of $2MM.  The menu is 95% complete, the leadership staff is hired and BBSK is on track to receive the keys from the general contractor on January 4, 2014 with the anticipated opening in the last week of January 2014.

The fixtures, furniture and equipment is expected to be $620,000 and the pre-opening expenses approximately 400,000.  The budget required to get the restaurant into revenue production is fulfilled.

Bourbon Brothers Seafood and Chophouse (“BBSF”)

Bourbon Brothers Seafood and Chophouse is currently in concept development.  The land lease has been signed on a commercial lot adjacent to BBSK, across from the Bass Pro in Colorado Springs. The architectural plans are in progress with an anticipated completion date of January 2014.  It is assumed that construction on the restaurant will commence in February 2014 and the construction will be complete in August 2014.

The restaurant is anticipated to provide a formal dining experience to the northern corridor of Colorado Springs whose constituents would typically either have to travel 20 miles south to downtown Colorado Springs or 50 miles north to southern Denver to enjoy a similar dining experience.

It is anticipated that the restaurant will host approximately 200 guests with an average ticket for lunch of $17 and an average dinner of $55 per person.  The gross revenue is targeted to produce $5MM and the earnings approximately 17%.

It is anticipated that BBHC will raise the capital required for the construction of the restaurant which is budgeted to be $2.5MM, the furniture, fixtures and equipment of $600,000 and pre-opening expenses of $400,000 via a mortgage backed security offering that  BBHC has contracted with Goose Gossage to assist in marketing.

It is also anticipated that additional operating capital will be required to be raised to support the business plan of the company.

BB Store Franchises

As the franchisor of BBSK, BBF plans to develop a fully integrated, turnkey solution for franchisee partners that provides for complete management for investors interested in passive ownership or a-la-cart services, for those who desire to be involved in the establishment and management of a franchise location. The current sales forecast includes 2 franchise sales in 2014 and 4 franchise sales in 2015.  The franchise fee for the Bourbon Brothers Southern Kitchen is $75,000 and a royalty of 5% of sales.

Management and services available to the franchisee investor include:
•
Real Estate – The program provides a solution whereby multiple development companies, which may include Roth Development Company, LLC owned by JW Roth, to assist in acquiring the property and constructing the building. The land and building would then be leased to the franchisee in those cases.  Any real estate transactions that may involve a related party would have a fairness opinion issued by a third party before the transactions would close.

•	Restaurant Management – BBF will provide restaurant management for 4% of sales.
•	Franchise Royalty and Services – BBF will provide brand management, offer extension products, and continue product development for 5% of sales.

BB Branding

The Bourbon Brothers Brand anticipates establishing licensing and royalty agreements with producers of bourbon, spices, cigars and other products that fit our core brand.  It is not anticipated that BBB will directly develop these products, but rather that it will establish joint ventures to leverage the brand in partnership with providers of the complementary products. BBB may establish marketing, e-commerce, catalog sales and distribution capabilities to provide for sale of the products through our stores and channels.

BBHC Outstanding Equity Options and Warrants

BBHC has unexercised equity options and warrants totaling 1,360,000 Class B Non-Voting Units as of November 8, 2013.  These units, upon the Transaction closing, would become options and warrants for common shares of the Company.

Options:
Robert B. Mudd	400,000
Heather Atkinson	200,000
Management and Other	110,000
Warrants:
Goose Gossage & Other	650,000
Total unexercised	1,360,000

See page 39 for the Bourbon Brothers Holding Company, LLC unaudited financial statements for the period from Inception (May 13, 2013) through June 30, 2013.

See page 52 for the Proforma Financial Statements reflecting the consummation of the BBHC Transaction.

See page 60 for Exhibit A for the Acquisition Agreement and Amendment.

Risk Factors of BBHC

The BBHC business plan involves a significant amount of risk, including among other items the risk factors described below. While not exhaustive, we have set forth all known material risks herein. You should carefully consider the following factors as well as the other information contained in this Proxy Statement.   Shareholders of Smokin Concepts Development Corporation should consider the following risks associated with BBHC when determining how to vote on Proposal One.

BBHC does not have an operating history. BBHC’s operating subsidiary BBSK was formed in April 2013 and is not anticipated to begin active business operations until January 2014. Therefore BBHC is subject to many risks common to enterprises with limited or no operating history, including potential under-capitalization, limitations with respect to personnel, financial and other resources, and limited customers and revenue sources. There can be no assurance that we will not encounter setbacks with the on-going development and implementation of our business plan. Further, as a result of the recent volatility of the global markets, a general tightening of lending standards, and a general decrease in equity financing and similar type transactions it could be difficult for us to obtain funding to allow us to continue to develop our business operations.

General economic conditions could have a material adverse effect on our business, results of operations and liquidity. Consumer purchases of discretionary items, including BBHC’s products, generally decline during weak economic periods and other periods where disposable income is adversely affected. Our performance is subject to factors that affect worldwide economic conditions including employment, consumer debt, reductions in net worth based on severe market declines, residential real estate and mortgage markets, taxation, fuel and energy prices, interest rates, consumer confidence, value of the U.S. dollar versus foreign currencies and other macroeconomic factors. Recently, these factors have caused consumer spending to deteriorate significantly and may cause levels of spending to remain depressed for the foreseeable future. These factors may cause consumers to purchase products from lower priced competitors or to defer purchases of products altogether. Continued economic weakness could have a material effect on our results of operations, liquidity and capital resources.

BBHC may need additional capital in the future and it may not be available on acceptable terms. The development of BBHC’s business model may require significant additional capital in the future to, among other things, fund our operations and growth strategy. We may rely on bank financing and also may seek access to the debt and/or equity capital markets. There can be no assurance, however, that these sources of financing will be available on reasonable terms, or at all. These factors may make the timing, amount, terms and conditions of additional financings unattractive to us. If unable to raise additional capital, BBHC’s growth could be significantly impeded and/or it may be unable to execute upon its business model.

The potential for incurring secured debt.  Debt may be incurred in connection with construction and commencement of operations for the second BBHC restaurant, and would continue in place after closing as indebtedness of BBHC or its subsidiaries. This debt could be secured by the building and assets of the restaurants or other assets. The existence of debt, and encumbrances on BBHC assets to secure the debt, could impact any return on investment to members due to debt service requirements.  In addition, any breach under debt instruments could trigger foreclosure on BBHC assets.  Any foreclosure may result in loss of restaurants or other income producing assets, which would substantially impair BBHC's plan of operations.

BBHC is dependent on its key personnel and will need to hire additional personnel. BBHC’s future successes depend on its ability to identify, attract, hire, train, retain and motivate highly skilled executive, technical, sales and marketing and business development personnel. BBHC is currently particularly dependent on the efforts of JW Roth and Robert B. Mudd. To date BBHC has not entered into an employment agreement with any of its officers. The loss of either Messrs. Roth or Mudd would likely have a significant negative impact on BBHC’s operations and growth strategies. Competition for qualified personnel may be intense. If BBHC fails to successfully attract, assimilate and retain a sufficient number of such personnel, its business will suffer.

BBHC has identified material weaknesses in its internal controls.  The relatively small number of personnel who are responsible for accounting functions prevents BBHC from fully segregating duties within its internal control system.  The inadequate segregation of duties is a weakness because it could lead to the untimely identification and resolution of accounting and disclosure matters or could lead to a failure to perform timely and effective reviews which may result in a failure to detect errors in spreadsheets, calculations, or assumptions used to prepare the financial statements and related disclosures as filed with the Securities and Exchange Commission. Additionally, BBHC did not maintain a sufficient number of financial and accounting staff with the appropriate level of knowledge and experience to ensure that accurate and reliable financial statement of BBHC are prepared and reviewed timely in accordance with accounting principles generally accepted in the United States.  Material weaknesses make it more likely that a material misstatement of annual or interim financial statements will not be prevented or detected.

BBHC’s executive officers are engaged in other business activities, which may potentially conflict BBHC’s business.   BBHC’s executive officers are involved in other business activities, some of which may conflict with the business of BBHC.  Because BBHC’s officers are involved in other business activities, they cannot devote their entire attention to the business and affairs of BBHC.  JW Roth expects to dedicate at least 40_hours to the business of BBHC each month.  Robert B. Mudd expects to dedicate at least 40 hours to the business of BBHC each month.

As a new business venture, BBHC’s start up and operational costs may be greater than projected. The costs of new business start-ups in the restaurant industry are often underestimated and may increase by reason of factors beyond BBHC’s control. Such factors may include weather conditions, legal costs, labor disputes, governmental regulations, equipment breakdowns, property availability, governmental regulatory interference and other disruptions. While BBHC intends to manage these costs diligently, the risk of running over budget is always significant and may have a substantial adverse impact on the profitability of BBHC. In such event, additional sales of BBHC ownership interests or additional financing may be required to continue the business of BBHC, and there can be no guaranty that BBHC could successfully conclude such additional sales or obtain such additional financing at all or on terms that were acceptable to BBHC, which could have a materially adverse effect on BBHC and its operations.

The restaurant locations in Colorado Springs are leased but construction is not complete. BBSK and BBSF have established leases for their locations in Colorado Springs but construction is not complete and any delays may impact the ability for the stores to open in the timing assumed in the business plan.

The restaurant business is subject to a significant amount of regulation and licensing requirements. BBHC’s proposed business is subject to various federal, state, and local government regulations, including those relating to the food safety and disclosure, alcoholic beverage sale and control, public accommodations, and public health and safety. These regulations are subject to continual changes and updating. Difficulties or failures in obtaining or maintaining the required licenses and approvals or maintaining compliance with existing or newly enacted requirements could delay the opening or affect the continued operation and profitability of one or more restaurants in a particular area.

BBHC is also subject to "dram shop" statutes in certain states, such as Colorado. These statutes generally allow a person injured by an intoxicated person to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. Failure to comply with alcoholic beverage control or dram shop regulations could subject BBHC to liability and could adversely affect our business.

Various federal and state employment laws will govern the relationship between BBSK and its employees and affect operating costs. These laws govern minimum wage requirements, overtime pay, meal and rest breaks, unemployment tax rates, workers' compensation rates, citizenship or residency requirements, labor relations, child labor regulations, and discriminatory conduct. Additional government-imposed increases in federal and state minimum wages, overtime pay, paid leaves of absence, and mandated health benefits, increased tax reporting and tax payment requirements for employees who receive tips or a reduction in the number of states that allow tips to be credited toward minimum wage requirements could harm our operating results.

BBHC growth is dependent upon attracting and retaining qualified franchisees and their ability to operate their franchised stores successfully.  BBHC’s continued growth and success is dependent in part upon its ability to attract, retain and contract with qualified franchisees.  BBHC’s growth is dependent upon the ability of franchisees to operate their stores successfully, promote and develop our store concepts, and maintain its reputation for an enjoyable in-store experience and high quality products.  BBHC is still developing its franchise relationship requirements and has no assurance that the terms of the franchise will be acceptable or attractive to anyone.  There can be no assurance that franchisees will be able to operate successfully in their franchise areas in a manner consistent with our concepts and standards. Despite BBHC’s due diligence, franchisees may ultimately lack the business abilities or sufficient access to the financial resources necessary to open the restaurants required by their agreements, or prove to be effective operators and remain aligned with BBHC on operations, promotional or capital-intensive initiatives.  Further, franchisees are expected to be independent third parties whom BBHC will not control. If franchisees do not successfully operate restaurants in a manner consistent with applicable laws and required standards, royalty payments to BBHC and its affiliates may be adversely affected. If customers have negative perceptions or experiences with operational execution, food quality or safety at franchised locations, BBHC and its affiliates’ brand image and reputation could be harmed, which in turn could negatively impact BBHC’s business and operating results.

BBHC is involved in a number of related party transactions.  Many of the founders, managers and members of BBHC (and its subsidiaries) are involved as founders, members or managers of BBLLC, Bourbon Brothers #14, LLC, 13121 Bass Pro Drive Investors, LLC, Cathedral Peaks Capital, LLC and Roth Development Company, LLC.  There is no assurance or guarantee that such related party transactions will be fair to BBHC in the future.

There are many risks associated with forward-looking information. Much of the information presented in this Agreement contains forward-looking statements. Although we believe the forward-looking statements have reasonable bases, we cannot offer any assurance that we will be able to conduct our operations as contemplated. You should carefully review all of the information and assumptions contained in this Agreement with your legal, tax, financial, investment, and accounting advisors with these risks in mind.

Vote Required and Recommendation of Board

For the Transaction to be approved, Proposal One requires the majority vote of disinterested shareholders of the Company.  The Board of Directors recommends that disinterested shareholders vote “FOR” the proposed Transaction.

PROPOSAL TWO
(IF PROPOSAL ONE IS APPROVED)
ELECTION OF DIRECTORS

If Proposal One is approved, the Board of Directors is nominating two persons to be elected to the Company’s Board of Directors:  Robert B. Mudd and J.W. Roth.  If elected each director will serve for a one year term and until his or her successor is elected and qualified. Gary Tedder has expressed his intent to resign as a director if the Transaction closes.

If Proposal One is not approved, then the current Board members will continue to serve in such capacity.

Vote Required and Recommendation

To be elected each director must receive a plurality of the votes cast at the Meeting.  The Board of Directors recommends a vote “FOR” the election of Messrs. Mudd and Roth.  Unless otherwise specified, the enclosed proxy will be voted “FOR” the election of the Board of Directors’ slate of nominees.  Neither Management nor the Board of Directors of the Company is aware of any reason which would cause any nominee to be unavailable to serve as a Director if the BBHC Transaction closes. Discretionary authority may be exercised by the proxy holders named in the enclosed proxy to vote for a substitute nominee proposed by the Board of Directors if any nominee becomes unavailable for election.

PROPOSAL THREE
(IF PROPOSAL ONE IS APPROVED)
AN AMENDMENT TO OUR ARTICLES OF INCORPORATION
TO INCREASE THE COMPANY’S AUTHORIZED CAPITAL

If Proposal One is approved, the Company’s Board of Directors proposes an amendment to the Company’s Articles of Incorporation to increase the Company’s authorized capital from 51,000,000 shares with 50,000,000 being designated as common stock and 1,000,000 being designated as preferred stock to 120,750,00 shares, consisting of 100,000,000 common shares and 20,750,000 shares of Series A Convertible preferred stock.

Background and Discussion of Proposed Amendment

As of October 31, 2013, the Company has 9,629,220 shares of our common stock issued and outstanding, and no preferred shares have been issued. Additionally, there are 1,513,964 shares underlying options, warrants and convertible notes that have been reserved for issuance.  If Proposal One is approved by a majority of the disinterested shareholders (of which there can be no assurance), upon closing up to approximately 38,516,880 total shares including 20,272,042 Series A Convertible Preferred shares and 18,224,838 common shares may be issued to BBHC shareholders. The Series A Convertible Preferred shares will have substantial voting rights that will impact any future shareholder votes, as further described under Proposal One.

Additionally, after the Transaction, the Company does not believe that it has sufficient shares of common stock available to accomplish its business objectives over the next several years.  Consequently, the Board of Directors approved, and recommends that the shareholders approve, an amendment to the Articles of Incorporation increasing the Company’s authorized common stock to 100,000,000 shares.  The authorized Series A Convertible preferred stock would increase to 20,750,000 shares.  The Company anticipates that this amendment to the articles will give sufficient authorized capital to provide:

●
The ability to issue the shares of common stock and Series A Convertible Preferred Stock to the equity holders of BBHC to permit us to close upon the Transaction without the necessity of “unreserving” shares under options and warrants;

●
Significant flexibility for future financing transactions by making a sufficient number of shares of authorized capital available for general corporate purposes, such as capital raising transactions; and

●	Significant flexibility for future business acquisition activity, if any.

Subject to preferences that may be applicable to any preferred stock outstanding at the time, including the Series A Convertible Preferred Shares to be issued in the Transaction, the holders of outstanding shares of common stock are entitled to receive dividends from assets legally available at such times and in such amounts as the Board of Directors may from time to time determine.  If this Proposal is not approved, the Company will not have sufficient capital stock to complete the acquisition.

The Company believes it is in the Company’s best interest to have additional flexibility to issue shares of its common stock should the Company identify any other transactions whereby it believes it is appropriate to do so. Although the Company has no immediate plans to issue shares, the Company will require additional debt or equity financing in order to accomplish its business objectives, as further described in Proposal One.

The Company does not intend to file a registration statement to register the issuance or resale of the Shares if approved.  The Shareholders must accept the Shares for investment purposes only, without a view toward further distribution thereof, and may only be transferred pursuant to an exemption from the registration thereof under applicable federal and state securities laws.

The Series A Convertible Preferred Stock of Smokin Concepts Development Corporation will have the following rights and preferences:

•	Rank pari passu to the common stock with regard to liquidation preferences;
•	Vote with the common stock on all matters submitted to a vote;
•	Each share of Series A Preferred Stock shall be equal to 25 votes;
•	Participate in dividends with the common stock on an as-converted basis;
•	Convert, at any time, into common stock on a one for one basis; and
•	Upon conversion, the converted Series A Convertible Preferred Stock will be cancelled and may not be re-issued by SCDC thereafter.
•
Series A Convertible Preferred Shares on Effect of the Transaction. BBHC Class A Voting members will hold the Series A Convertible Preferred Stock of the Company post-Transaction.  These members will hold the voting control of the Company as each share shall have twenty-five votes per Series A Convertible Preferred share.

Anti-Takeover Effects.  The issuance of additional shares of common stock or Series A Convertible Preferred Stock by the Company may also potentially have an anti-takeover effect by making it more difficult to obtain stockholder approval of various actions, such as a merger or removal of management.  The increase in authorized shares of common stock has not been proposed for an anti-takeover related purpose and the Board of Directors and management have no knowledge of any current efforts to obtain control of the Company or to effect large accumulations of its common stock.

Dilutive Effects.  The authorization and subsequent issuance of additional shares of common stock may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of our capital stock.  The actual effect on the current holders of common stock and/or preferred stock cannot be ascertained until the shares are issued in the future.  However, such effects might include dilution of the voting power and reduction of amounts available on liquidation.

Vote Required and Recommendation of Board

Proposal Three requires the affirmative vote of a majority of the votes cast at the Meeting.  The Board of Directors recommends that shareholders vote “FOR” the proposed amendment to the Articles of Incorporation to increase our authorized capital.

PROPOSAL FOUR
APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES
RESERVED UNDER THE 2012 STOCK OPTION PLAN

On November 14, 2012, the Company’s Board of Directors adopted the 2012 Stock Option Plan (the “Plan”).   On April 30, 2013 the shareholders approved the Plan. As adopted by the Board and the shareholders, 1,500,000 shares of Company common stock were reserved for issuance under the Plan.  As of August 14, 2013, stock options to acquire 400,184 shares of the Company’s common stock were outstanding under the Plan.  The Board adopted an amendment to the Plan, and is seeking approval from the shareholders for such amendment, which increases the number of shares reserved under the Plan to 3,000,000 shares of Company common stock.

The Plan includes: (i) options intended to qualify as “incentive stock options” (“Incentive Options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) non-incentive stock options which are not intended to qualify as Incentive Options (“Non-Incentive Options”); and (iii) shares issuable as stock bonuses (“Stock Bonuses”).

The Plan is intended to provide incentives to officers, directors, employees and other persons, including consultants, who contribute to the success of the Company by offering them the opportunity to acquire an ownership interest in the Company.  The Board of Directors believes that this also helps align the interests of the Company’s management and employees with the interests of shareholders.  The terms of the Plan concerning the Incentive Options and Non-Incentive Options are substantially the same except that only employees of the Company are eligible to receive Incentive Options; employees and other persons are eligible to receive Non-Incentive Options.  The number of shares reserved for issuance under the Plan is a maximum aggregate so that the number of Incentive Options and/or Non-Incentive Options that may be granted reduces the number of Stock Bonuses which may be granted, and vice versa.

           The following table sets forth summary information as to unexercised options granted under the Plan as of November 4, 2013.

Name and Position	Number of Options
Current Executives as a Group	0

Non-Executive Director Group	0

Non-Executive Officer Employee Group	70,000

Administration of the Plan

The Plan is administered by the Board of Directors, or a committee appointed by the Board of Directors (the “Plan Committee”).  Currently, the Board of Directors is the Plan Committee.  In addition to determining who will be granted Options or Bonuses the Plan Committee has the authority and discretion to determine when Options and Stock Bonuses will be granted and the number of Options and Stock Bonuses to be granted.  The Plan Committee also may determine a vesting and/or forfeiture schedule for Stock Bonuses and/or Options granted, the time or times when each Option becomes exercisable, the duration of the exercise period for Options and the form or forms of the agreements, certificates or other instruments evidencing grants made under the Plan.  The Plan Committee may determine the purchase price of the shares of Common Stock covered by each Option and determine the Fair Market Value per share.  The Plan Committee also may impose additional conditions or restrictions not inconsistent with the provisions of the Plan.  The Plan Committee may adopt, amend and rescind such rules and regulations as in its opinion may be advisable for the administration of the Plan.

The Plan Committee also has the power to interpret the Plan and the provisions in the instruments evidencing grants made under it, and is empowered to make all other determinations deemed necessary or advisable for the administration of it.

Eligibility

Participants in the Plan may be selected by the Plan Committee from employees, officers and directors of, and consultants to, the Plan Company and its subsidiary and affiliated companies, if any.  The Plan Committee may take into account the duties of persons selected, their present and potential contributions to the success of the Company and such other considerations as the Plan Committee deems relevant to the purposes of the Plan.

The grant of Options or Stock Bonuses under the Plan does not confer any rights with respect to continuation of employment, and does not interfere with the right of the recipient or the Company to terminate the recipient’s employment, although a specific grant of Options or Stock Bonus may provide that termination of employment or cessation of service as an employee, officer, director, or consultant may result in forfeiture or cancellation of all or a portion of the Stock Bonus, the underlying restricted stock, or Options.

Adjustment

           In the event a change, such as a stock split, is made in the Company’s capitalization which results in an exchange or other adjustment of each share of Common Stock for or into a greater or lesser number of shares, appropriate adjustments will be made to unvested Stock Bonus (if applicable), and in the exercise price and in the number of shares subject to each outstanding Option.  The Plan Committee also may make provisions for adjusting the number of Stock Bonuses or underlying outstanding Options in the event the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of the Company’s outstanding Common Stock.  Options and Stock Bonuses may provide that in the event of the dissolution or liquidation of the Company, a corporate separation or division or the merger or consolidation of the Company, the holder may exercise the Option on such terms as it may have been exercised immediately prior to such dissolution, corporate separation or division or merger or consolidation; or in the alternative, the Plan Committee may take no action and provide that each Option granted under the Plan shall terminate as of a date fixed by the Plan Committee.

Income Tax Consequences of the Plan

The Incentive Options issuable under the Plan are structured to qualify for favorable tax treatment to recipients provided by Section 422 of the Code.   Pursuant to Section 422 of the Code, Optionees will not be subject to federal income tax at the time of the grant or at the time of exercise of an Incentive Option.  In addition, provided that the stock underlying the Option is not sold within two years after the grant of the Option and is not sold within one year after the exercise of the Option, then the difference between the exercise price and the sales price will be treated as long-term capital gain or loss.  An Optionee also may be subject to the alternative minimum tax upon exercise of his Options.  The Company will not be entitled to receive any income tax deductions with respect to the granting or exercise of Incentive Options or the sale of the Common Stock underlying the Options.  The exercise price of Incentive Options granted cannot be less than the fair market value of the underlying Common Stock on the date the Options were granted.  In addition, the aggregate fair market value (determined as of the date an Option is granted) of the Common Stock underlying the Options granted to a single employee which become exercisable in any single calendar year may not exceed the maximum permitted by the Internal Revenue Code for Incentive Options.  This amount currently is $100,000.  No Incentive Option may be granted to an employee who, at the time the Option would be granted, owns more than ten percent of the outstanding stock of the Company unless the exercise price of the Options granted to the employee is at least 110 percent of the fair market value of the stock subject to the Option and the Option is not exercisable more than five years from the date of grant.

Non-Incentive Options will not qualify for the special tax benefits given to Incentive Options under Section 422 of the Code.  An Optionee does not recognize any taxable income at the time he or she is granted a Non-Incentive Option.  However, upon exercise of the Option, the Optionee recognizes ordinary income for federal income tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price.  The ordinary income recognized by the Optionee will be treated as wages and will be subject to income tax withholding by BBHC.  Upon an Optionee’s sale of shares acquired pursuant to the exercise of a Non-Incentive Option, any difference between the sale price and the fair market value of the shares on the date when the Option was exercised will be treated as long-term or short-term capital gain or loss.  Upon an Optionee’s exercise of a Non-Incentive Option, the Company will be entitled to a tax deduction in the amount recognized as ordinary income to the Optionee provided that the Company effects withholding with the respect to the deemed compensation.

With respect to Stock Bonuses, generally, a grantee will recognize as ordinary income the fair market value of the bonus as of the date of receipt.  If the grantee is an employee, then the grant is compensation and will be subject to income tax withholding by us (if an employee) or self-employment tax (if a non-employee).

Other Provisions

        The exercise price of any option granted under the Plan must be no less than 100% of the “fair market value” of our Common Stock on the date of grant.  Any incentive stock option granted under the Plan to a person owning more than 10% of the total combined voting power of the Common Stock shall be at a price of no less than 110% of the fair market value per share on the date of grant.

        The exercise price of an option may be paid in cash, in shares of our Common Stock or other property having a fair market value equal to the exercise price of the option, or in a combination of cash, shares and property.  The Plan Committee shall determine whether or not property other than cash or Common Stock may be used to purchase the shares underlying an option and shall determine the value of the property received.

        Anti-Takeover Effects.   The issuance of additional shares of Common Stock upon the exercise of the options may also potentially have an anti-takeover effect by making it more difficult to obtain shareholder approval of various actions, such as a merger or removal of management.  The Plan has not been proposed for an anti-takeover related purpose and the Board of Directors and management have no knowledge of any current efforts to obtain control of the Company or to effect large accumulations of its Common Stock.

        Dilutive Effects.    The authorization and subsequent issuance of additional shares of Common Stock upon the exercise of the Options and Stock Bonuses granted under the Plan may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of common stock.  The actual effect on the holders of common stock cannot be ascertained until the shares of common stock are issued in the future.  However, such effects might include dilution of the voting power and reduction of amounts available on liquidation.

Vote Required and Recommendation of Board

Proposal Four requires the affirmative vote of a majority of the votes cast at the Meeting.  The Board of Directors recommends that shareholders vote “FOR” this proposal.

PROPOSAL FIVE
AN AMENDMENT TO OUR ARTICLES OF INCORPORATION
TO CHANGE OUR NAME
(IF PROPOSAL ONE IS APPROVED)

The Board of Directors believes that the name of the Company should be aligned with its business.  Therefore, if Proposal One is approved, the Board of Directors has adopted a resolution to amend the Company’s name in the Articles of Incorporation to “Bourbon Brothers Holding Corporation” or such other name selected by the Board to accurately reflect the business of the Company.  The resolution is subject to shareholder approval.

If the shareholders approve the proposed amendment, in addition to changing the Company’s legal name under Colorado law, the Company will notify the Financial Industry Regulatory Authority (“FINRA”) of the name change.

Vote Required and Recommendation of Board

Proposal Five requires the affirmative vote of a majority of the votes cast at the Meeting.  The Board of Directors recommends that shareholders vote “FOR” this proposal.

PROPOSAL SIX
AN AMENDMENT TO AMEND ARTICLE VI OF THE ARTICLES OF INCORPORATION REFLECTING THE CORPORATE PURPOSES
 (IF PROPOSAL ONE IS APPROVED)

The Board of Directors desires to clarify the purposes of the Company and that certain actions do not constitute a taking of a corporate opportunity.  At the Meeting our shareholders will be asked to consider and approve an amendment to Article VI to the Articles of Incorporation regarding the purpose of the Company, to read as follows (italicized language is the amended language):

ARTICLE VI
Purposes

The purposes of the Corporation (through its subsidiaries) are:

1.
To develop, own,and operate restaurants and branding, such as Southern Hospitality and Bourbon Brothers, franchise Bourbon Brothers restaurants and extend the brand to product lines including but not limited to cigars, bourbon, pies, etc. ~~pursuant to franchise agreements (the “Franchise Documents”) entered into with the franchisor of such concept~~; and

2.	To provide restaurant management services to other businesses.

For the purposes of the Corporation’s directors’ duties of loyalty, the investment and involvement by any directors and officers in any other business shall be considered outside the scope of the purposes of the Corporation, and not a corporate opportunity.  Thus, directors and officers of the Corporation will not be deemed to have usurped a corporate opportunity by personally investing or being involved in other businesses, including real estate investments related to the Company~~,so long as such activities are outside the scope of the Franchise Documents~~.  Similarly, the provision of management services  to a restaurant by any officer or director shall not be deemed to be a usurpation of a corporate opportunity so long as the officer or director has a personal investment in such restaurant.

The Board of Directors believes that it is important to clarify the purposes of the Company due to each officer and director of the Company having extensive involvement in other business ventures, particularly in the restaurant industry.  For example, the founders of the Bourbon Brothers entities have and will continue to personally invest and develop real estate, and such property may be leased to Bourbon Brothers and its subsidiaries.  Therefore, the Board believes it is in the best interests of the Company for it to amend its publicly stated purposes to include the expanded business plan that would occur as a result of the Transaction, via an amendment to the articles of incorporation, so all shareholders are aware of the business purposes in which the Board of Directors and officers intends to continue to have the Company engage.  In addition, the founders of Bourbon Brothers have and will continue to personally invest and develop real estate, and such property may be leased to Bourbon Brothers and its subsidiaries.

The following describes how each officer and director will be impacted by the amendment:

JW Roth.  Mr. Roth has substantial business interests in the restaurant space and real property related to restaurants.  Mr. Roth may continue to buy real estate, engage in real estate transactions with third parties, and then lease the space to BBHC.  These, if any, real estate transaction may be through on the related party entities with BBHC or through Roth Development Company, LLC, BBLLC, Bourbon Brothers #14, LLC, or any company Mr. Roth is a member or shareholder of.  Mr. Roth may also deal in franchise opportunities as it relates to BBHC in buying a franchise or a portion thereof.  Mr. Roth may also continue to be a founder, member or shareholder of a management company that may manage BBHC, a subsidiary thereof, or a related party such as Cathedral Peaks Capital, LLC.

Robert B. Mudd. Mr. Mudd has substantial business interests in the restaurant space and real property related to restaurants. Mr. Mudd may continue to buy real estate, engage in real estate transactions with third parties, and then lease the space to BBHC.  These, if any, real estate transaction may be through the related party entities with BBHC, BBLLC, Bourbon Brothers #14, LLC or any other company Mr. Mudd is a member or shareholder of.  Mr. Mudd may also deal in franchise opportunities as it relates to BBHC in buying a franchise or a portion thereof.

David Lavigne. Mr. Lavigne has substantial business interests in the restaurant space and real property related to restaurants. Mr. Lavigne may continue to buy real estate, engage in real estate transactions with third parties, and then lease the space to BBHC. These, if any, real estate transaction may be through on the related party entities with BBHC, BBLLC, Bourbon Brothers #14, LLC, or any other company Mr. Lavigne is a member or shareholder of.  Mr. Lavigne may also deal in franchise opportunities as it relates to BBHC in buying a franchise or a portion thereof.  Mr. Lavigne may also continue to be a founder, member or shareholder of a management company that may manage BBHC, a subsidiary thereof, or a related party such as Cathedral Peaks Capital, LLC.

Gary Tedder. Mr. Tedder has substantial business interests in the restaurant space and real property related to restaurants. Mr. Tedder may continue to buy real estate, engage in real estate transactions with third parties, and then lease the space to BBHC.  These, if any, real estate transaction may be through the related party entities with BBHC, BBLLC, 13121 Bass Pro Drive Investors, LLC or any other company Mr. Tedder is a member or shareholder of.  Mr. Tedder may also deal in franchise opportunities as it relates to BBHC in buying a franchise or a portion thereof.

Heather Atkinson. Ms. Atkinson may have business interests in the restaurant space and real property related to restaurants. Ms. Atkinson may be a member, shareholder or employee to assist to buy real estate, engage in real estate transactions with third parties, and then lease the space to BBHC.  These, if any, real estate transaction may be through on the related party entities with BBHC, BBLLC, Bourbon Brothers #14, LLC, 13121 Bass Pro Drive, Investors, LLC, Roth Development Company, LLC or any other company Ms. Atkinson is a member, shareholder or employee of.  Ms. Atkinson may also continue to be a member, shareholder or employee of a management company that may manage BBHC, a subsidiary thereof, or a related party such as Cathedral Peaks Capital, LLC.

Vote Required and Recommendation of Board

Proposal Six requires the affirmative vote of a majority of the votes cast at the Meeting.  The Board of Directors recommends that shareholders vote “FOR” this proposal.

BOURBONROTHERS HOLDING COMPANY, LLC
(A Development Stage Company)

UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

PERIOD FROM INCEPTION (MAY 13, 2013)
THROUGH JUNE 30, 2013

TABLE OF CONTENTS

Page
Unaudited Interim Consolidated Financial Statements:
Balance sheet	39
Statement of operations	40
Statement of changes in members’ equity	41
Statement of cash flows	42
Notes to financial statements	43 - 51

BOURBON BROTHERS HOLDING COMPANY, LLC
(A Development Stage Company)
  CONSOLIDATED BALANCE SHEET
 (Unaudited)

June 30,
2013
Assets
Current assets:
Cash	$182,802
Total assets (all current)	$182,802

Liabilities and members' equity
Current liabilities:
Accounts payable	$318
Related party payable	50,000
Total liabilities (all current)	50,318

Commitments and contingencies

Members' equity
Class A voting, 10,000,000 units issued; Class B non-voting, 1,140,002 units issued	291,874
Deficit accumulated during the development stage	(159,390)
Total members' equity	132,484
Total liabilities and members' equity	$182,802

See notes to accompanying unaudited interim consolidated financial statements.

BOURBON BROTHERS HOLDING COMPANY, LLC
(A Development Stage Company)
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

Period from
Inception
(May 13, 2013)
Through
June 30,
2013
Operating expenses:
General and administrative	$57,166
Selling and marketing	2,224
Related party expenses	100,000
Total operating expenses	159,390

Net loss	$(159,390)

See notes to accompanying unaudited interim consolidated financial statements.

BOURBON BROTHERS HOLDING COMPANY, LLC
(A Development Stage Company)
 CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS' EQUITY
PERIOD FROM INCEPTION (MAY 13, 2013) THROUGH JUNE 30, 2013
(Unaudited)

	Class A Voting	Class B Non-Voting	Deficit accumulated during the Development stage	Total
Issuance of units to founders for cash at inception on May 13, 2013	$5,000	$-	$-	$5,000
Issuance of units for cash between May and June 2013	-	175,000	-	175,000
Units issued for services to related party	-	100,000	-	100,000
Exercise of equity options	-	20		20
Equity-based compensation		11,854		11,854
Net loss	-	-	(159,390)	(159,390)
Balances, June 30, 2013	$5,000	$286,874	$(159,390)	$132,484

See notes to accompanying unaudited interim consolidated financial statements.

BOURBON BROTHERS HOLDING COMPANY, LLC
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

Period from
Inception
(May 13, 2013)
Through
June 30,
2013
Cash flows from operating activities
Net loss	$(159,390)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Equity-based compensation	11,854
Equity units issued for services to related party	100,000
Changes in operating assets and liabilities:
Accounts payable	318
Related party payable	50,000
Net cash provided by operating activities	2,782
Cash flows from financing activities
Proceeds from issuance of Class A member units to founders for cash	5,000
Proceeds from issuance of Class B member units for cash	175,000
Proceeds from exercise of equity options	20
Net cash provided by financing activities	180,020
Net increase in cash	182,802
Cash, beginning	-
Cash, ending	$182,802

See notes to accompanying unaudited interim consolidated financial statements.

BOURBON BROTHERS HOLDING COMPANY, LLC
(A Development Stage Company)

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
PERIOD FROM INCEPTION (MAY 13, 2013) THROUGH JUNE 30, 2013

NOTE 1 – ORGANIZATION, BASIS OF PRESENTATION AND MANAGEMENT PLANS

Organization

Bourbon Brothers Holding Company, LLC (“BBHC”) is a Colorado, limited liability company (“LLC”) formed on May 13, 2013, for the purpose of developing and managing all aspects and operating units related to a recently developed “Bourbon Brothers” brand. BBHC is a successor company to Bourbon Brothers Holding Corporation (“BBHCorp”), which was formed on March 25, 2013. BBHCorp had no operations prior to its restructuring as BBHC on May 13, 2013.  BBHC intends to provide its service offerings through subsidiaries that have recently been formed, or are to be formed, and which are discussed below. As an LLC, profits and losses are allocated to each member in accordance with the operating agreement. Each member’s liability is limited to its respective capital contributions, except as otherwise required by law.

The following 100%-owned subsidiaries of BBHC, (collectively referred to as the “Company”) were formed as Colorado LLCs in April 2013, and all have a December 31 fiscal year end:

Bourbon Brothers Restaurant Group, LLC (“BBRG”) – Owns the corporate owned stores to include the Bourbon Brothers Southern Kitchen and Bourbon Brothers Seafood and Chophouse:

BBRG owns Bourbon Brothers Southern Kitchen Colorado Springs, LLC (“BBSK” f/k/a Bourbon Brothers Smokehouse and Tavern Colorado Springs, LLC). BBSK has signed a ten-year renewable lease for the restaurant location and building at a combined monthly rental rate of approximately $32,000 per month with BBLLC. This location is on target to open in January, 2014

A significant component of the Transaction involves the successful tax free spinoff of 49% of the ownership of BBSK from BBRG to BBHC’s Class A Voting and Class B Non-Voting members immediately preceding the time of the merger to an entity called Bourbon Brothers Investors, LLC, prior to the Transaction.

BBRG owns Bourbon Brothers Seafood and Chophouse Colorado Springs, LLC (“BBSF”).  BBSF has signed a 50-year ground lease from a related party, 13121 Bass Pro Drive Investors, LLC.  BBSF is anticipated to fund the construction of its own building, furniture, fixtures and pre-opening expenses.

Bourbon Brothers Franchise, LLC (“BBF”) - Serves as the franchisor for Bourbon Brothers Southern Kitchen, whose franchise package is targeted to be complete in the second quarter of 2014 and the initiation of franchise sales in the fall of 2014.

Bourbon Brothers Brand, LLC (“BBB”) - Manages all aspects of the Bourbon Brothers brand and anticipates establishing licensing and royalty agreements with producers of bourbon, spices, cigars and other products.

BB Expansion Plan

BBHC expects to open the first BBSK in Colorado Springs in January 2014, the BBSF in the fall of 2014 and initiate franchise sales of the BBSK stores in the fall of 2014.

BB Store Franchises

As the franchisor of Bourbon Brothers Southern Kitchen, BBF plans to develop a fully integrated, turnkey solution for franchisee partners that provides for complete management for investors interested in passive ownership or a-la-cart services, for those who desire to be involved in the establishment and management of a

BOURBON BROTHERS HOLDING COMPANY, LLC
(A Development Stage Company)

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
PERIOD FROM INCEPTION (MAY 13, 2013) THROUGH JUNE 30, 2013

NOTE 1 – ORGANIZATION, BASIS OF PRESENTATION AND MANAGEMENT PLANS (CONTINUED)

franchise location.

The franchise fee for the Bourbon Brothers Southern Kitchen is $75,000 and a royalty of 5% of sales.

Management and services available to the franchisee investor include:

•
Real Estate – The program provides a solution whereby multiple development companies, which may include Roth Development Company, LLC owned by JW Roth, to assist in acquiring the property and constructing the building. The land and building would then be leased to the franchisee in those cases.  Any real estate transactions that may involve a related party would have a fairness opinion issued by a third party before the transactions would close.

•	Restaurant Management – BBF will provide restaurant management for 4% of sales.
•	Franchise Royalty and Services – BBF will provide brand management, offer extension products, and continue product development for 5% of sales.

BB Branding

The Bourbon Brothers Brand anticipates establishing licensing and royalty agreements with producers of bourbon, spices, cigars and other products that fit our core brand.  It is not anticipated that BBB will directly develop these products, but rather that it will establish joint ventures to leverage the brand in partnership with providers of the complementary products. BBB may establish marketing, e-commerce, catalog sales and distribution capabilities to provide for sale of the products through our stores and channels.

All components of the brand have been licensed from BBLLC, a related party entity, with the exception of architectural intellectual property (Note 3). The founding members of BBLLC are also the founding members of BBHC and were issued an aggregate of 10,000,000 Class A Voting Units in BBHC per their pro-rata ownership in BBLLC (Note 5).

Basis of Presentation

Since inception, BBHC has devoted all of its efforts to establishing its business. As a result, BBHC is considered to be a development stage enterprise.

The interim consolidated financial statements have been prepared by management without audit. Pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”), certain information and footnote disclosures normally included in financial statements prepared in accordance with US generally accepted accounting principles (US GAAP) have been condensed or omitted pursuant to such rules and regulations.

In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position as of June 30, 2013, and the results of operations, cash flows, and changes in members’ equity for the period from inception (May 13, 2013) through June 30, 2013, have been made. The results of operations for the period from inception through June 30, 2013, are not necessarily indicative of the operating results for the full year.

BOURBON BROTHERS HOLDING COMPANY, LLC
(A Development Stage Company)

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
PERIOD FROM INCEPTION (MAY 13, 2013) THROUGH JUNE 30, 2013

NOTE 1 – ORGANIZATION, BASIS OF PRESENTATION AND MANAGEMENT PLANS (CONTINUED)

Management Plans

BBHC reported a net loss of approximately $159,400 for the period from inception (May 13, 2013) through June 30, 2013, and has working capital of approximately $132,500 as of June 30, 2013, respectively.  BBHC has a limited operating history, and BBHC cannot provide any assurance it will be able to raise funds through a future issuance of debt or equity to carry out its business plan.

In May 2013, BBHC initiated a $2 million offering of Class B non-voting member units to accredited investors at $0.25 per unit of which $175,000 was raised through June 30, 2013.  BBHC anticipates opening its first restaurant location in Colorado Springs, Colorado, in December 2013. The first location is expected to set the standard for the brand, to be emulated by each of the extension subsidiaries.

Robert B. Mudd is the interim Chief Executive Officer and interim Chief Financial Officer of Smokin Concepts Development Corporation (“SCDC”) and is also the sole Manager of BBHC and its subsidiaries.

In addition, BBHC has entered into a non-binding letter of intent with SCDC which outlines terms for the proposed Transaction with BBHC (Note 6).

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of BBHC and its subsidiaries.  All material intercompany accounts and transactions are eliminated in consolidation.

Accounting guidance provides a framework for determining whether an entity should be considered a variable interest entity (VIE), and if so, whether BBHC’s involvement with the entity results in a variable interest in the entity. If BBHC determines that it does have a variable interest in the entity, it must perform an analysis to determine whether it represents the primary beneficiary of the VIE. If BBHC determines it is the primary beneficiary of the VIE, it is required to consolidate the assets, liabilities and results of operations and cash flows of the VIE into the consolidated financial statements of BBHC.

A company is the primary beneficiary of a VIE if it has a controlling financial interest in the VIE. A company is deemed to have a controlling financial interest in a VIE if it has both (i) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (ii) the obligation to absorb the losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE.

BBHC has concluded that there are no VIE’s subject to consolidation at June 30, 2013. While BBHC believes its evaluation is appropriate, future changes in estimates, judgments and assumptions in the case of an evaluation triggered by a reconsideration event as defined in the accounting standard may affect the determination of primary beneficiary status and the resulting consolidation, or deconsolidation, of the assets, liabilities and results of operations of a VIE on BBHC’s consolidated financial statements.

BOURBON BROTHERS HOLDING COMPANY, LLC
(A Development Stage Company)

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
PERIOD FROM INCEPTION (MAY 13, 2013) THROUGH JUNE 30, 2013

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires BBHC to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues, costs and expenses during the reporting period. Actual results could differ from the estimates. Changes in estimates are recorded in the period of change.

Fair Value Measurements

The carrying values of cash and accounts payables approximate fair value due to their short maturities.  The carrying amount of payables to related parties are not practicable to estimate based on the related party nature of the underlying transactions.

Pre-opening Costs

Pre-opening costs, such as travel, employee payroll and related training costs are expensed as incurred and include direct and incremental costs incurred in connection with the opening of each restaurant. Pre-opening costs also may include non-cash rental costs under operating leases incurred during a construction period.

Property and Equipment

In conjunction with BBHC’s planned restaurants, BBHC intends to capitalize certain leasehold improvements, as well as equipment BBHC may purchase. Management will review property and equipment, including leasehold improvements, for impairment when events or circumstances indicate these assets might be impaired. BBHC's management will consider such factors as BBHC's history of losses and the disruptions in the overall economy in preparing an analysis of its property, including leasehold improvements, to determine if events or circumstances have caused these assets to be impaired. Management will base this assessment

BOURBON BROTHERS HOLDING COMPANY, LLC
(A Development Stage Company)

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
PERIOD FROM INCEPTION (MAY 13, 2013) THROUGH JUNE 30, 2013

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment (Continued)

upon the carrying value versus the fair value of the asset and whether or not that difference is recoverable. Such assessment is to be performed on a restaurant-by-restaurant basis and is to include other relevant facts and circumstances including the physical condition of the asset. If management determines the carrying value of the restaurant assets exceeds the projected future undiscounted cash flows, an impairment charge will be recorded to reduce the carrying value of the restaurant assets to their fair value.

Leasehold improvements are to be stated at cost. Property and equipment costs directly associated with the acquisition, development and construction of a restaurant are to be capitalized. Expenditures for minor replacements, maintenance and repairs are to be expensed as incurred. Depreciation is to be calculated using the straight-line method over the estimated useful lives of the assets, and leasehold improvements are to be amortized over the shorter of the lease term or the estimated useful lives of the assets. Property and equipment are not depreciated/amortized until placed in service. Upon retirement or disposal of assets, the accounts will be relieved of cost and accumulated depreciation and the related gain or loss will be reflected in earnings.

Leases and Deferred Rent

BBHC intends to lease some of its restaurant properties, and on May 29, 2013, BBHC entered into an agreement to lease a restaurant in Colorado Springs, Colorado. The lease terms are to be effective when BBHC takes possession of the restaurant property, which is under construction. Construction is anticipated to be complete in December 2013. For leases that contain rent escalation clauses, BBHC will record the total rent payable during the lease term and recognize expense on a straight-line basis over the initial lease term, including the "build-out" or "rent-holiday" period where no rent payments are typically due under the terms of the lease. Any difference between minimum rent and straight-line rent will be recorded as deferred rent.

Advertising Expenses

Advertising costs are expensed as incurred. Total advertising expenses were approximately $2,225 for the period from inception (May 13, 2013) through June 30, 2013.

Equity-Based Compensation

BBHC recognizes the cost of services received in exchange for an award of equity instruments in the financial statements, which is measured based on the grant date fair value of the award. Stock-based compensation expense is recognized over the period of service in exchange for the award (generally the vesting period). BBHC estimates the fair value of each stock option at the grant date by using an option pricing model, typically the Black-Scholes model.

Income Taxes

BBHC and its subsidiaries are limited liability companies (“LLC’s”). As an LLC, management believes that these companies are not subject to income taxes, and such taxes are the responsibility of the respective members.

BOURBON BROTHERS HOLDING COMPANY, LLC
(A Development Stage Company)

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
PERIOD FROM INCEPTION (MAY 13, 2013) THROUGH JUNE 30, 2013

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes (Continued)

BBHC assesses the likelihood of the financial statement effect of a tax position that should be recognized when it is more likely than not that the position will be sustained upon examination by a taxing authority based on the technical merits of the tax position, circumstances, and information available as of the reporting date.  All tax years remain open and subject to U.S. Federal tax examination.  Management does not believe that there are any current tax positions that would result in an asset or liability for taxes being recognized in the accompanying financial statements.

Recently Issued Accounting Standards

BBHC reviews new accounting standards as issued.  Management has not identified any recently issued accounting standards that it believes will have a significant impact on BBHC’s consolidated financial statements.

NOTE 3 – RELATED PARTY TRANSACTIONS

License agreement

BBHC licenses the rights to the trademark “Bourbon Brothers” and certain intellectual property, as defined, from a related party, BBLLC, for the use in BBHC’s business operations. BBLLC has granted an exclusive license to use and to sublicense the tradename and intellectual property for an initial ten year term. The agreement shall automatically renew for additional terms of ten-years each without any action required by either party. This license agreement does not require the payment of royalties or any other considerations.

Lease agreement

On May 29, 2013, BBSK entered into a 10-year lease with BBLLC for the real property in connection with the restaurant location in Colorado Springs located at 13021 Bass Pro Drive, Colorado Springs, Colorado 80921.  The lease commences upon taking possession of the premises, which is currently anticipated to occur in December 2013.  Initial monthly rent is approximately $32,000 per month for the first 60 months, and thereafter subject to adjustment every 60 months. The initial monthly rent may be increased if the construction cost of the restaurant exceeds $2,000,000.  Any increase on a yearly basis will equal 11% of the construction costs in excess of $2,000,000.

Other

BBLLC provided a short-term non-interest bearing working capital loan of $50,000 to BBHC on May 23, 2013, which was repaid in full in July 2013.

In connection with services provided to BBHC, BBHC issued 400,000 Class B non-voting member units valued at $100,000 ($0.25 per unit) during the period from inception (May 13, 2013) through June 30, 2013 to a related party, whose owners also hold Class A Voting member units in BBHC.

BOURBON BROTHERS HOLDING COMPANY, LLC
(A Development Stage Company)

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
PERIOD FROM INCEPTION (MAY 13, 2013) THROUGH JUNE 30, 2013

NOTE 4 – COMMITMENTS

Supplier agreement

BBSK has contracted with a supplier to design the kitchen and provide equipment for the restaurant in Colorado Springs, Colorado.  This contract is payable with 50% due at time of order and 50% due upon delivery. BBHC has paid approximately $152,000 as of September 20, 2013.

NOTE 5 – EQUITY

Member Units

At the date of organization (May 13, 2013), BBHC authorized the issuance of up to 10,000,000 units of Class A voting member units. The founding members of BBHC were issued an aggregate of 10,000,000 Class A voting member units in BBHC per their pro-rata ownership in BBLLC.  Other than the distinction between Class A voting and Class B non-voting member units, all member units shall have identical rights.

In connection with BBHC’s 2013 private placement offering to raise $2,000,000 for 8,000,000 Class B non-voting member units at $0.25 per unit that began in May 2013,700,000 units were issued at $0.25 per unit for cash of $175,000 during the period from inception (May 31, 2013) through June 30, 2013.  Subsequent to June 30, 2013, BBHC has 2,045,600 units for cash proceeds of $511,400.

Stock Option Plan

BBHC has adopted the 2013 Equity Option Plan (the “Plan”). Under the Plan, BBHC may grant Class B non-voting membership interest units to any employees, managers, consultants, vendors and strategic partners of BBHC. A total of one million Class B Non-Voting Units may be issued under the Plan (which number is subject to adjustment as described in the Plan). The purpose of the Plan is to provide financial incentives for selected employees, managers, consultants, vendors and strategic partners of BBHC, thereby promoting the long-term growth and financial success of BBHC. BBHC estimates the fair value of the share-based awards on the date of grant using the Black-Scholes option-pricing model.  Using the Black-Scholes model, the value of the award that is ultimately expected to vest is recognized over the requisite service period in the statement of operations.  Option forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  BBHC attributes compensation to expense using the straight-line single option method for all options granted.

BBHC’s determination of the estimated fair value of share-based payment awards on the date of grant is affected by the following variables and assumptions:
·
Estimated option term-since there is no historical experience with existing option holders, BBHC utilizes the simplified method of determining the option term by dividing the sum of the contractual term and vesting term by two;

·	Estimated dividend rates-based on historical and anticipated dividends over the estimated life of the option;
·	Risk-free interest rates-with maturities that approximate the expected life of the options granted
·
Estimated stock price volatility-calculated over the expected life of the options granted, which is calculated based on the historical stock price volatility of publicly-traded companies that operate a similar industry to that of BBHC.

BOURBON BROTHERS HOLDING COMPANY, LLC
(A Development Stage Company)

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
PERIOD FROM INCEPTION (MAY 13, 2013) THROUGH JUNE 30, 2013

NOTE 5 – EQUITY (CONTINUED)

Stock Option Plan (Continued)

BBHC utilized assumptions in the estimation of the fair value of stock options granted for the period from inception to June 30, 2013 as follows: estimated option term of 2 to 5 years; estimated dividend rate of 0%; estimated risk-free interest rate of 1 to 2.5%; and estimated stock price volatility of 105%.

The following is a summary of stock option activity:
			Weighted
		Weighted	Average
	Units	Average	Remaining
	Under	Exercise	Contractual
	Option	Price	Life
Outstanding at Inception	-	$-	-
Granted	180,000	$0.0005	4.5
Exercised	(40,002)	$0.0005	5
Terminated	-	$-	-
Outstanding at June 30, 2013	139,998	$0.0005	4.5

A summary of the status of BBHC’s non-vested stock options for the period ended June 30, 2013, is as follows:
		Weighted
	Number	average
	of	grant date
	Options	fair value
Non-vested options outstanding at Inception	-	$-
Granted	180,000	$0.25
Vested	(43,336)	$0.25
Forfeited	-	$-
Non-vested options outstanding at June 30, 2013	136,664	$0.25

In May 2013, BBHC granted certain employees of BBHC equity options to purchase an aggregate of 130,000 Class B non-voting member units.  These units were granted with a five-year term exercisable at approximately $0.0005 per unit with 43,336 units vesting immediately and the remaining units to vest over two, one year tranches.  BBHC amended the term of these options in July 2013 in which all units vested immediately.  All of the 130,000 options were exercised by September 6, 2013.  Stock option expenses of approximately $21,600 were recorded for these options subsequent to June 30, 2013.

In June 2013, BBHC retained an individual to construct and lead BBHC’s advisory board. This individual was granted an aggregate of 50,000 Class B non-voting member units that will vest in June 2014. These units were granted with a three-year term exercisable at approximately $0.0005 per unit.  In order for the options to vest, this individual must remain as the Chairman of the BBHC Advisory board whose placement in that role is at the sole discretion of the manager of BBHC.

In August 2013, BBHC granted certain members of the management team equity options to purchase an aggregate of 800,000 Class B non-voting member units.  These units were granted with a three-year term exercisable at approximately $0.0005 per unit with 200,000 units vesting immediately and the remaining

BOURBON BROTHERS HOLDING COMPANY, LLC
(A Development Stage Company)

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
PERIOD FROM INCEPTION (MAY 13, 2013) THROUGH JUNE 30, 2013

NOTE 5 – EQUITY (CONTINUED)

units to vest evenly over the next four years.  Of these options, 200,000 units were exercised by September 6, 2013.

NOTE 6 – SUBSEQUENT EVENTS

On August 1, 2013, BBHC entered into a non-binding Letter of Intent (the “LOI”) with Smokin Concepts Development Corporation (“SCDC”).  Under the terms, if BBHC and SCDC are able to successfully negotiate a definitive agreement, SCDC will acquire BBHC by having each member of BBHC contribute his membership interest in BBHC to SCDC in exchange for SCDC common stock (for BBHC Class B Non-Voting units) and SCDC Series A Preferred stock (for BBHC Class A Voting units)  (the “Transaction”).  BBHC entered into an Acquisition Agreement with BBHC on September 30, 2013, an amendment entered into as of November 8, 2013, a copy of both which are included as Exhibit A (the “Acquisition Agreement and Amendment”).

The closing of the Transaction is subject to certain contingencies, including the absence of any material adverse change through the closing date in the businesses of BBHC and SCDC, respectively, a successful tax free spinout of 49% of the membership interests of BBRG to BBHC’s current members prior to the Transaction and approval of the Acquisition Agreement and Transaction by the vote of a majority of disinterested shareholders of SCDC. Additionally, SCDC’s shareholders will be asked to approve amendments to the SCDC’s articles of incorporation to increase its authorized capital and to effect a name change if the Transaction occurs.

There can be no assurance that BBHC will successfully close the Transaction under the Acquisition Agreement.

On August 1, 2013, BBHC entered into an unsecured promissory note with SCDC for up to $200,000 with a maturity date of February 1, 2014. SCDC received a draw of $50,000 on August 14, 2013.  The note has a 5% interest rate which compounds monthly and is due on the maturity date of the note. The note includes terms in case of default in which the loan maybe converted to common stock of SCDC by the note holder at no less than $0.10 a share.  The note and any unpaid interest will be forgiven if, and on the date, BBHC and SCDC are able to successfully negotiate a definitive agreement.

Other

BBHC evaluated all other subsequent events through September 20, 2013, the date the financial statements were available to be issued.

SMOKIN CONCEPTS DEVELOPMENT CORPORATION
UNAUDITED PRO FORMA FINANCIAL INFORMATION

On August 1, 2013, Smokin Concepts Development Corporation (“SCDC”) entered into a non-binding Letter of Intent (the “LOI”) with Bourbon Brothers Holding Company, LLC (“BBHC”).  Pursuant to the LOI, the Company will acquire BBHC and issue shares of Company common stock and Series A Convertible Preferred Stock such that up to 80% of the Company’s post-transaction common shares and all of the Company’s Series A Convertible Preferred Stock will be held by the current owners of BBHC (the “Transaction”).  The Company entered into an Acquisition Agreement with BBHC on September 30, 2013, and amended the agreement on November 8, 2013.

The closing of the Transaction is subject to certain contingencies, including  the absence of any material adverse change through the closing date in the businesses of BBHC and SCDC, respectively, a successful tax free spinout of 49% of the membership interests of Bourbon Brothers Southern Kitchen Colorado Springs, LLC (“BBCS” f/k/a Bourbon Brothers Smokehouse and Tavern, LLC, to own and operate a Bourbon Brothers restaurant in Colorado Springs, Colorado, with an anticipated opening date in January 2014) to BBHC’s current Class A Voting and Class B Non-Voting members immediately prior to the Transaction and approval of the Transaction by the majority of disinterested shareholders of SCDC. Additionally, the SCDC’s shareholders will be asked to approve amendments to the SCDC’s articles of incorporation to increase its authorized capital and to effect a name change if the Transaction occurs.

The accompanying unaudited pro forma balance sheet as of June 30, 2013, gives effect to the transaction as if it had been consummated on June 30, 2013. The unaudited pro forma statements of operations for the six months ended June 30, 2013, gives effect to the transaction as if it had been consummated at the beginning of the periods presented.

The unaudited pro forma financial information should be read in conjunction with the historical financial statements of SCDC as well as those of BBHC. The unaudited pro forma statement of operations does not purport to be indicative of the results of operations that would have actually been obtained had such transactions been completed as of the assumed dates and for the period presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that SCDC believes are reasonable.

SMOKIN CONCEPTS DEVELOPMENT CORPORATION
 PROFORMA BALANCE SHEET
 (UNAUDITED)
 AS OF JUNE 30, 2013

	Smokin Concepts Develop.	Bourbon Brothers Holding Co.,		Proforma		Proforma
	Corp.	LLC	Total	Adjustments		Total
	(Historical)	(Historical)
Assets
Current assets:
Cash and cash equivalents	$251,661	$182,802	$434,463			$434,463
Prepaid expenses and other	140,210	-	140,210			140,210
Inventory	33,979	-	33,979			33,979
Total current assets	425,850	182,802	608,652	-		608,652

Deposit	18,034	-	18,034			18,034
Intangible asset	298,125	-	298,125			298,125
Property and equipment, net	2,555,371	-	2,555,371			2,555,371
Total assets	$3,297,380	$182,802	$3,480,182	$-		$3,480,182

Liabilities and equity
Current liabilities:
Accounts payable	$88,958	$318	$89,276			$89,276
Related party payable	-	50,000	50,000			50,000
Accrued expenses	269,983	-	269,983			269,983
Note payable and accrued interest	205,885	-	205,885			205,885
Convertible notes payable and accrued interest	81,250	-	81,250			81,250
Total current liabilities	646,076	50,318	696,394	-		696,394

Deferred rent	234,666	-	234,666	(234,666)	B	-
Convertible notes payable and accrued interest	476,760	-	476,760			476,760
Total liabilities	1,357,502	50,318	1,407,820	(234,666)		1,173,154

Equity
Preferred stock	-	-	-	810,836		810,836
Common stock	4,894,860	-	4,894,860	(3,775,135)	A	1,119,725
Additional paid-in capital	974,743	-	974,743	(974,743)	A	-
Class A voting; Class B non-voting	-	291,874	291,874	(291,874)	A	-
Accumulated deficit	(4,465,582)	(159,390)	(4,624,972)	4,465,582	A,B	(159,390)
Total equity before non-controlling interest	1,404,021	132,484	1,536,505	234,666		1,771,171
Noncontrolling interest	535,857	-	535,857	-		535,857
Total equity	1,939,878	132,484	2,072,362	234,666		2,307,028
Total liabilities and equity	$3,297,380	$182,802	$3,480,182	-		$3,480,182

 See notes to accompanying unaudited proforma consolidated financial statements.

SMOKIN CONCEPTS DEVELOPMENT CORPORATION
PROFORMA STATEMENT OF OPERATIONS
(UNAUDITED)

		Inception
	Six Months	(May 13, 2013)
	Ended	Through
	June 30, 2013	June 30, 2013

	Smokin Concepts Develop.	Bourbon Brothers Holding Co.,		Proforma		Proforma
	Corp.	LLC	Total	Adjustments		Total
	(Historical)	(Historical)

Revenue	$956,356	$-	$956,356	$-		$956,356
Operating expenses:
Restaurant operating costs	1,102,160	-	1,102,160	-		1,102,160
General and administrative	990,484	57,166	1,047,650	-		1,047,650
Related party expenses	234,876	100,000	334,876	-		334,876
Selling and marketing	18,865	2,224	21,089	-		21,089
Depreciation and amortization	102,324	-	102,324	-		102,324
Total operating expenses	2,448,709	159,390	2,608,099	-		2,608,099

Loss from operations	(1,492,353)	(159,390)	(1,651,743)	-		(1,651,743)

Other expense:
Interest expense	(460,390)	-	(460,390)	-		(460,390)

Net loss	$(1,952,743)	$(159,390)	$(2,112,133)	$-		$(2,112,133)

Net loss attributable to noncontrolling interest	$(222,056)	$-	$(222,056)	$-		$(222,056)

Net loss attributable to SCDC	(1,730,687)	(159,390)	(1,890,077)	-		(1,890,077)

Net loss	$(1,952,743)	$(159,390)	$(2,112,133)	$-		$(2,112,133)

Net loss per share-basic and diluted	$(0.21)			$-		$(0.07)

Weighted average number of common shares
outstanding - basic and diluted	8,130,422			17,262,788	A	25,393,210

See notes to accompanying unaudited proforma consolidated financial statements.

SMOKIN CONCEPTS DEVELOPMENT CORPORATION
NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following adjustments are made to the accompanying pro forma balance sheet and statement of operations:

(A)
This entry is to reflect that SCDC will issue common to BBHC Class B Non-Voting members and Series A Convertible Preferred shares to the BBHC Class A Voting members in exchange for all of their ownership interests in BBHC. The number of shares issued in the accompanying pro forma financial statements of operations is calculated at the beginning of each of the periods presented to reflect that BBHC members are to receive approximately 80% of the combined entity's shares. The actual number of shares to be issued, upon the anticipated closing of this Transaction, will be based on the number of BBHC units outstanding at that date and will be different than the number of shares utilized in the pro forma calculations.

(B)
This entry is to reflect the accounting for a business combination using the acquisition method.  The company will record deferred rent starting for the Transaction date in the post-transaction period based on the terms of the lease.

ANNUAL REPORT TO SHAREHOLDERS

Included with this Proxy Statement is the Company’s 2012 Annual Report on Form 10-K for the year ended December 31, 2012, and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

OTHER MATTERS

Management and the Board of Directors of the Company know of no matters to be brought before the Meeting other than as set forth herein.  However, if any such other matters properly are presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holder named in the enclosed proxy to vote in his discretion on all matters on which the shares represented by such proxy are entitled to vote.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

Only one proxy statement and the other proxy materials are being delivered to shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders.  Upon the written or oral request of a shareholder, we will deliver promptly a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy was delivered.  Shareholders desiring to receive a separate copy in the future may contact us through our Corporate Secretary, 2 North Cascade Avenue, Suite 1400, Colorado Springs, CO 80903.

Shareholders who share an address but are receiving multiple copies of the proxy statement and/or annual report may contact us through our Corporate Secretary, 2 North Cascade Avenue, Suite 1400, Colorado Springs, CO 80903, or by telephone: (719) 265-5821 to request that a single copy be delivered.

SHAREHOLDER PROPOSALS

Smokin Concepts Development Corporation expects to hold its next Annual Meeting of shareholders in _____________.  Proposals from shareholders intended to be present at the next Annual Meeting of shareholders should be addressed to Smokin Concepts Development Corporation, 2 North Cascade Avenue, Suite 1400, Colorado Springs, CO 80903, and we must receive the proposals by ___________.  Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the Proxy Statement and proxy in accordance with applicable law.  It is suggested that shareholders forward such proposals by Certified Mail-Return Receipt Requested.  After January 1, 2015, any shareholder proposal submitted outside the process of Rule 14a-8 will be considered to be untimely.

BY ORDER OF THE BOARD OF DIRECTORS:

Smokin Concepts Development Corporation
Robert B. Mudd, Chairman

PROXY
PRELIMINARY COPY

Smokin Concepts Development Corporation
2 North Cascade Avenue, Suite 1400
Colorado Springs, CO 80903
(719) 265-5821

SPECIAL MEETING OF SHAREHOLDERS – ____________, 2013

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Smokin Concepts Development Corporation hereby constitutes and appoints Robert B. Mudd as attorney and proxy to appear, attend and vote all of the shares of Common Stock standing in the name of the undersigned at the Special Meeting of Shareholders to be held _________________________________, and at any adjournment or adjournments thereof, upon the following:

Proposal One:  To approve, by a majority of disinterested vote, the Acquisition Agreement and related-party transaction whereby the Company will acquire all the equity interests in Bourbon Brothers Holding Company, LLC.

For /  /                         Against /  /                                Abstain /  /

Proposal Two:  If Proposal One is approved, the election of two directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified:

J.W. Roth	For / /	Withhold Authority to vote / /
Robert B. Mudd	For / /	Withhold Authority to vote / /

Proposal Three:  If Proposal One is approved, to approve an amendment to the Company’s Articles of Incorporation to increase its authorized capital to 120,750,000 shares, consisting of 100,000,000 shares of common stock, and 20,750,000 shares of Series A Convertible preferred stock.

For /  /                         Against /  /                                Abstain /  /

Proposal Four:   If Proposal One is approved, to approve an increase in the number of shares reserved under the 2012 Stock Option Plan.

For /  /                         Against /  /                                Abstain /  /

Proposal Five:  If Proposal One is approved, to approve an amendment to the Company’s Articles of Incorporation to change the Company’s name to “Bourbon Brothers Holding Corporation.”

For /  /                         Against /  /                                Abstain /  /

Proposal Six:  If Proposal One is approved, to approve an amendment to Article V, Section 8 of the Company’s Articles of Incorporation regarding corporate purposes.

For /  /                         Against /  /                                Abstain /  /

In their discretion, the Proxy is authorized to vote upon such other business as lawfully may come before the Meeting.  The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said proxy lawfully may do by virtue hereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE ABOVE PROPOSALS, BUT IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND FOR THE OTHER PROPOSALS LISTED ABOVE.  UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY ON ANY OTHER BUSINESS.

Please mark, date and sign exactly as your name appears hereon, including designation as executor, Trustee, etc., if applicable, and return the Proxy in the enclosed postage-paid envelope as promptly as possible.  It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person.  A corporation must sign in its name by the President or other authorized officer.  All co-owners and each joint owner must sign.
Date:  _______________________
_____________________________________
Signature(s)

Address if different from that on envelope:

_____________________________________
Street Address

_____________________________________
City, State and Zip Code
Please check if you intend to be present at the meeting _______

EXHIBIT A
Acquisition Agreement and Amendment

FIRST AMENDMENT TO
ACQUISITION AGREEMENT

This First Amendment to Acquisition Agreement (this "Amendment"), dated as of November 8, 2013, is entered into by and among Smokin Concepts Development Corporation, a Colorado corporation (“SCDC”), Bourbon Brothers Holding Company, LLC, a Colorado limited liability company (“BBHC”), and JW Roth and Robert B. Mudd (the “Principals”), in order to amend that certain Acquisition Agreement, dated as of September 30, 2013 (the “Acquisition Agreement”). Capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Acquisition Agreement.

WHEREAS, in addition to issuing SCDC Common Stock to BBHC Class B Non-Voting members, the Board of Directors of SCDC desires to establish a class of preferred stock, no par value (the “SCDC Series A Convertible Preferred Stock”) and issue shares of the SCDC Series A Convertible Preferred Stock to the Class A Voting members of BBHC pursuant to the terms of this Amendment.

NOW THERFORE, in consideration of the mutual covenants set forth herein and in the Acquisition Agreement and for other good and valuable consideration, and intending to be legally bound, the parties do hereby amend the Acquisition Agreement as follows:

1.   Section 1.1 “The Contribution” of the Acquisition Agreement is hereby amended and restated in its entirety as follows (amended language in italics):

1.1
The Contribution.  On the terms and subject to the conditions set forth in this Agreement, at the Effective Time, (a) the BBHC Members will contribute all of their right, title and interest in BBHC to SCDC (the “Contribution”), and (b) in exchange, SCDC will issue shares of SCDC Common Stock to Class B Non-Voting members and SCDC Series A Convertible Preferred Stock to Class A Voting members (the “Shares”) in the amount determined under Section 2.1 below.

2.           Section 1.7 “Spinoff of Certain Assets” in the Acquisition Agreement is hereby and restated in its entirety as follows (amended language in italics):

1.7 Spinoff of Certain Assets.  Immediately prior to the Effective Time BBHC and its subsidiary Bourbon Brothers Restaurant Group, LLC (“BBRG”) shall have transferred 49% of its ownership (the “Spinoff”) in Bourbon Brothers Southern Kitchen Colorado Springs, LLC (“BBSK” f/k/a Bourbon Brothers Smokehouse and Tavern Colorado Springs, LLC) to Bourbon Brothers Investors, LLC, an entity consisting of BBHC’s Class A Voting and Class B Non-Voting members immediately preceding the time of the Transaction.

3.           Section 2.1 “Effect of the Contribution on Capital Stock” of the Acquisition Agreement is hereby amended and restated in its entirety as follows (amended language in italics):

2.1           Effect of the Contribution on Capital Stock.  At the Effective Time, as a result of the Contribution of BBHC Units, each Class A Voting Unit representing membership interests in BBHC (each “Class A Voting Unit”) will be contributed to SCDC in exchange for the number of shares of SCDC Series A Convertible Preferred Stock (the “Class A Contribution Consideration”) equal to the Exchange Ratio.  At the Effective Time, as a result of the Contribution of BBHC Units, each Class B Non-Voting Unit representing membership interests in BBHC (each “Class B Non-Voting Unit” and collectively with the Class A Voting Units, the “Units”) will be contributed to SCDC in exchange for the number of shares of SCDC Common Stock (the “Class B Non-Voting Contribution Consideration” and collectively with the “Class A Voting Contribution Consideration”, the “Contribution”) equal to the Exchange Ratio.  The “Exchange Ratio” is 2.0272042 if 19,000,000 Units are outstanding at the Effective Time, calculated based on the holders of outstanding capital stock of SCDC (of which there are 9,629,220 shares outstanding) owning 20% of SCDC after the Closing. If necessary, based on the number of Units and shares outstanding at the Effective Time, the Exchange Ratio will be adjusted accordingly.

A table representing the effect pre-Transaction and post-Transaction is reflected here:

	Amount and Nature of Ownership Pre-Transaction	Post-Transaction Basis Number of Common Shares	Post-Transaction Basis Number of Series A Convertible Preferred Shares	Post-Transaction Basis of Votes
BBHC Class A Voting Units	10,000,000	-	20,272,042	506,801,050

BBHC Class B Non-Voting Units	9,000,000	18,244,838	-	18,244,838

SCDC Common Shares	9,629,220	9,629,220	-	9,629,220

Total		27,874,058	20,272,042	534,675,108

4.         Section 2.2.a. “Payment”, the second sentence and last sentence shall be amended to add “and SCDC Series A Convertible Preferred Stock” immediately following “SCDC Common Stock”.

5.         Section 2.2.c. “Payment”, is hereby amended to add “and SCDC Series A Convertible Preferred Stock” immediately following “SCDC Common Stock” at each occurrence.

6.         Section 3.1.c. (amended language in italics)

(i)
Upon signing this agreement, the outstanding equity interests will consist of no more than 10,000,000 Class A Voting Units and 9,000,000 Class B Non-Voting Units. Included in Schedule 3.1.(c)(i) is the complete list of Members and Units owned.  There are no other outstanding Units;

(ii)
Upon signing this agreement, BBHC has options, warrants or other rights issued and outstanding to acquire 1,410,000 Class B Units, of which 600,000 are vested. Schedule 3.1(c)(ii) will be provided at closing and will include a complete list of all BBHC Rights. There are no other outstanding BBHC Rights;

7.         Section 3.1.h. “BBHC Representations and Warranties” (the first h. in that section) is hereby amended and restated in its entirety as follows (amended language in italics):

h.           as of the Closing :

(iii)
the outstanding equity interests will consist of no more than 10,000,000 Class A Voting Units and 9,000,000 Class B Non-Voting Units.  Included in Schedule 3.1(c)(i) is the complete list of Members and Units owned.  There are no other outstanding Units;

(iv)
BBHC has options and warrants or other rights issued and outstanding to acquire 1,360,000 Class B Non-Voting Units, of which 600,000 are vested.  Included as Schedule 3.1(c)(ii) is a complete list of the BBHC Rights.

8.         Section 3.1(l) “BBHC Representations and Warranties” is hereby amended and restated in its entirety as follows (amended language in italics):

(l)
BBHC does not have any liability or obligation, whether accrued, absolute, contingent or otherwise in excess of $5,000, except (i) as reflected on the BBHC Financial Statements, or (ii) as incurred in the ordinary course of business after the date of the BBHC Financial Statements, or (iii) as incurred in connection with any debt financing relating to the construction of and operations for the commencement of the second BBHC restaurant.

9.        Section 3.1(p) “BBHC Representations and Warranties” is hereby amended to add (amended language in italics) “Except as may be incurred in connection with debt financing relating to the construction of and operations for the commencement of the second BBHC restaurant, BBHC has good and marketable title to all of its material property or assets, except for the obligation BBSK has to BBLLC in the event of default on the lease or end of lease term that certain assets, including tenant improvements would be encumbered and have certain claims by BBLLC, free of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever, and no other property rights are necessary for the conduct of the business of BBHC as currently conducted or contemplated to be conducted; and BBHC knows of no claim or basis for any claim that might or could adversely affect the right thereof to use, transfer or otherwise exploit such property rights;
10.        Section 4.1(c)(i). “SCDC Representations and Warranties” is hereby amended to change “20,000,000” to “20,750,000”.

11.        Section 6.1.e. “Mutual Conditions” of the Acquisition Agreement is hereby amended and restated in its entirety as follows (amended language in italics):

e.	Immediately prior to the Effective Time BBRG shall have transferred 49% of its ownership (the “Spinoff”) in BBSK to Bourbon Brothers Investors, LLC.

12.        Section 9.1 “Definitions” is hereby amended to add the following definition: “SCDC Series A Convertible Preferred Stock” means shares of SCDC Series A Convertible Preferred Stock which have the following rights and preferences:

•	Rank pari passu to the common stock with regard to liquidation preferences;
•	Vote with the common stock on all matters submitted to a vote;
•	Each share of SCDC Series A Convertible Preferred Stock shall be equal to 25 votes;
•	Participate in dividends with the common stock on an as-converted basis;
•	Any Series A Convertible Preferred Stock that is converted will be cancelled; and
•	Convert, at any time, into common stock on a one for one basis.

13.         Except as expressly set forth herein, the Acquisition Agreement shall continue in full force and effect in accordance with its terms.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, BBHC, SCDC and the Principals have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

SMOKIN CONCEPTS DEVELOPMENT CORPORATION

By:    /s/ Robert B. Mudd
Name:     Robert B. Mudd
Title:  Interim CEO and Interim CFO, Chairman

BOURBON BROTHERS HOLDING COMPANY

By:   /s/ J. W. Roth
Name:  J.W W. Roth
Title:  Founder

PRINCIPALS

/s/ J. W. Roth
J. W. Roth, Principal

/s/ Robert Mudd
Robert Mudd, Principal